Exhibit 10.42

Certain identified information has been excluded from this Exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed.  [***] indicates that information has been redacted.

DATED	20 May 2019

CURETIS GMBH
(as Borrower)

- and -

CURETIS N.V.
(as Guarantor)

- and -

CURETIS USA INC.
(as Guarantor)

- and -

ARES GENETICS GMBH
(as Guarantor)

- and -

EUROPEAN INVESTMENT BANK
(as Bank)

AMENDMENT AND RESTATEMENT AGREEMENT IN RELATION TO
THE FINANCE CONTRACT
DATED 12 DECEMBER 2016

Execution Version

Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. [***] indicates that information has been redacted.

F3/AMT/ODT/6340505
065362.000006

Hogan Lovells International LLP, Atlantic House, Holborn Viaduct, London EC1A 2FG

Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. [***] indicates that information has been redacted.

THIS AGREEMENT is made on 20 May 2019

BETWEEN:

(1)	Curetis GmbH, a company incorporated in Germany, having its registered office at Max-Eyth-Strasse 42, 71088 Holzgerlingen, Germany (the “Borrower”);
(2)	Curetis N.V., a company incorporated in the Netherlands with company number 64302679 and registered office at Max-Eyth-Strasse 42, 71088 Holzgerlingen, Germany (“Curetis NV”);
(3)	Ares Genetics GmbH, a company incorporated in Austria with company number FN 468899 H and registered office at Karl-Farkas-Gasse 18, A-1030, Vienna, Austria (“Ares Genetics”);
(4)	Curetis USA Inc., a company incorporated under the laws of the State of Delaware with registration number 607544 and having its principal executive office at 10525 Vista Sorrento Parkway, Suite 104, San Diego, CA 92121, United States of America (“Curetis USA”, and together with Curetis NV and Ares Genetics, the “Guarantors”); and
(5)	The European Investment Bank, having its seat at 100 boulevard Konrad Adenauer, L-2950 Luxembourg (the “Bank”),

WHEREAS:

(A)	This Agreement is supplemental to a Finance Contract dated 12 December 2016 and made between the Borrower and the Bank (the “Finance Contract”), and guaranteed by the Guarantors pursuant to the Curetis N.V Guarantee, the Curetis USA Guarantee and the Ares Genetics Guarantee (each as defined below).
(B)	Pursuant to the Finance Contract the Bank made available to the Borrower a facility of EUR 25,000,000.
(C)	The Bank and the Borrower amended the Finance Contract pursuant to an amendment letter governed by English law, dated 20 April 2018 (the “Amendment Letter”) and made between, the Bank, the Borrower and the Guarantors. Amongst other things, the Amendment Letter required the Borrower to satisfy certain additional conditions precedent before it could request a disbursement of the Second Credit (as defined in the Amended and Restated Finance Contract).
(D)	The Borrower has failed to satisfy certain of such conditions precedent. As a result, the Bank agreed to waive certain of the conditions precedent pursuant to an amendment and waiver letter governed by English law and dated 21 March 2019 (the “Amendment and Waiver Letter”) made between, the Bank, the Borrower and the Guarantors.
(E)	The Bank and the Borrower now wish to amend the terms of the Finance Contract including (without limitation) by introducing an obligation on the Borrower to pay PPI (as defined in the Amended and Restated Finance Contract) together with any repayment
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or prepayment of the PPI Tranche (as defined in the Amended and Restated Finance Contract).

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION
1.1	Incorporation of defined terms: Unless otherwise provided (including in the rest of this Clause 1) or unless the context otherwise requires, all words and expressions defined in the Finance Contract (as defined above) shall have the same respective meanings in this Agreement.
1.2	Definitions: In this Agreement, the following expressions shall have the following meanings:

“Ares Genetics Guarantee” means the guarantee and indemnity agreement dated 29 November 2017 entered into between the Bank and Ares Genetics (as Guarantor) (referred to as the Ares Genetics Guarantee Agreement in the Finance Contract).

“Amended and Restated Finance Contract” means the amended and restated Finance Contract in the form set out in the Appendix to this Agreement.

“CP Notification” means the confirmation given by the Bank to the Borrower that the Bank has received (or has waived its requirement to receive) all of the documents and/ or evidence set out in Schedule 1 (Conditions Precedent) in each case in form and substance satisfactory to the Bank.

“Curetis N.V. Guarantee” means the guarantee and indemnity agreement dated 12 December 2016 entered into between the Bank and Curetis NV (as Guarantor) (referred to as the Initial Guarantee Agreement in the Finance Contract).

“Curetis USA Guarantee” means the guarantee and indemnity agreement dated 22 December 2017 entered into between the Bank and Curetis USA (as Guarantor) (referred to as the Curetis USA Guarantee Agreement in the Amended and Restated Finance Contract).

“Effective Date” means the date that the Bank gives the CP Notification.

“Party” means a party to this Agreement.

“New Ares Genetics Guarantee” means the guarantee agreement to be entered into between the Bank and Ares Genetics (as Guarantor) on or around the date of this Agreement substantially in the form of the Ares Genetics Guarantee.

“New Curetis NV Guarantee” means the guarantee agreement to be entered into between the Bank and Curetis NV (as Guarantor) on or around the date of this Agreement substantially in the form of the Curetis NV Guarantee.

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“New Curetis USA Guarantee” means the guarantee agreement to be entered into between the Bank and Curetis USA (as Guarantor) on or around the date of this Agreement substantially in the form of the Curetis USA Guarantee.

“Supplemental Documents” means the documents set out in paragraph 4 of Schedule 1 (Conditions Precedent).

1.3	Construction of Schedules: All defined terms used in Schedule 1 (Conditions Precedent), unless otherwise provided or unless the context otherwise requires, shall have the meaning attributed to them in the Amended and Restated Finance Contract (whether or not the Effective Date shall have occurred).
1.4	Incorporation of terms: The Interpretation and Definitions section of the Finance Contract shall apply to this Agreement as if it were expressly set out in this Agreement with the necessary changes being made and with each reference in the Finance Contract to “this Agreement” (or to like references) being deemed to be a reference to this Agreement.
2.	AMENDMENT AND RESTATEMENT
2.1	Amendment and restatement: On the Effective Date, the Finance Contract shall be amended and restated on the terms set out in the Amended and Restated Finance Contract.
3.	REPRESENTATIONS AND WARRANTIES
(a)	The Borrower represents and warrants that the Repeating Representations in the Amended and Restated Finance Contract are true:
(i)	as at the date of this Agreement (whether or not the Effective Date shall have occurred by such date); and
(ii)	as at the Effective Date,

by reference to the facts and circumstances existing at such dates.

(b)	Curetis NV represents and warrants that the representations set out at articles 6.01 (a) to (e), (g) to (q), and (s) to (z) (in each case, inclusive) in the Curetis NV Guarantee are true:
(i)	as at the date of this Agreement (whether or not the Effective Date shall have occurred by such date); and
(ii)	as at the Effective Date,

by reference to the facts and circumstances existing at such dates.

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(c)	Curetis USA represents and warrants that the representations set out at articles 5.01 (a) to (e),(g) to (q), and (s) to (aa) (in each case, inclusive) in the Curetis USA Guarantee are true:
(i)	as at the date of this Agreement (whether or not the Effective Date shall have occurred by such date); and
(ii)	as at the Effective Date,

by reference to the facts and circumstances existing at such dates.

(d)	Ares Genetics represents and warrant that the representations set out at articles 6.01 (a) to (e), and (g) to (n) (in each case, inclusive) in the Ares Genetics Guarantee are true:
(i)	as at the date of this Agreement (whether or not the Effective Date shall have occurred by such date); and
(ii)	as at the Effective Date,

by reference to the facts and circumstances existing at such dates.

4.	CONSTRUCTION
4.1	Confirmation: Subject to Clause 2 (Amendment and Restatement) and except where inconsistent with the provisions of this Agreement, the terms of the Finance Contract are confirmed and shall remain in full force and effect.
4.2	Construction: As of and after the Effective Date, the Finance Contract and this Agreement shall be read and construed as one document and references in the Finance Contract and in each of the Finance Documents to the Finance Contract shall be read and construed as references to the Finance Contract as amended and restated by this Agreement.
4.3	Designation: This Agreement is hereby designated as a Finance Document.
5.	AFFIRMATION AND FURTHER ASSURANCE
5.1	Affirmation:
(a)	The Borrower and each Guarantor confirms:
(i)	its knowledge and acceptance of the Amended and Restated Finance Contract coming into effect on and from the Effective Date;
(b)	In addition, each Guarantor confirms that from the Effective Date:
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(i)	the guarantee given by it in Curetis NV Guarantee, the Ares Genetics Guarantee and the Curetis USA Guarantee (as applicable) will continue in full force and effect; and
(ii)	such guarantee will extend to all obligations of the Borrower under the Amended and Restated Finance Contract and the other Finance Documents.
5.2	Binding nature: The Bank and the Borrower hereby agree that, with effect from the Effective Date, they shall be bound by the terms of the Amended and Restated Finance Contract.
5.3	Further assurance: The Borrower shall, at the request of the Bank and at its own expense, do all such acts and things necessary or desirable to give effect to the amendments effected or to be effected pursuant to this Agreement.
6.	MISCELLANEOUS
6.1	Incorporation of terms: The provisions of Article 10.04 (Non-Waiver), Article 11.10 (Counterparts), Article 11.04 (Place of performance), Article 11.08 (Invalidity), Article 11.09 (Amendments) of the Finance Contract shall apply to this Agreement as if they were expressly set out in this Agreement with the necessary changes being made and with each reference in the Finance Contract to “this Agreement” or like references being deemed to be a reference to this Agreement.
6.2	Third party rights: A person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or to enjoy the benefit of any term of this Agreement.
7.	GOVERNING LAW AND JURISDICTION
7.1	Governing law: This Agreement and any non-contractual obligations arising out of or in connection with it are governed by and shall be construed and take effect in accordance with English law.
7.2	Jurisdiction: The provisions of Article 11.02 (Jurisdiction) of the Finance Contract shall be deemed to be incorporated herein as if set out in full in this Agreement with the necessary changes being made and with each reference in the Finance Contract to “this Agreement” (or like references) being construed as references to this Agreement.
7.3	Agent of Service: Without prejudice to any other mode of service allowed under any relevant law, the Borrower hereby irrevocably appoints Vistra (UK) Ltd., 3rd Floor, 11-12 St James’s Square, London SW1Y 4LB, United Kingdom as its agent of service for the purposes of accepting service on its behalf of any writ, notice, order, judgement or other legal process. The Borrower agrees that failure by a process agent to notify it of the process will not invalidate the proceedings concerned.

This Agreement has been entered into on the date stated at the beginning of this Agreement

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SCHEDULE 1

CONDITIONS PRECEDENT

1.	BORROWER
(a)	A copy of the constitutional documents of the Borrower.
(b)	A copy of a resolution passed at a general meeting of the shareholders of the Borrower:
(i)	approving the terms of the Supplemental Documents and resolving that it execute, deliver and perform the Supplemental Documents to which it is a party;
(ii)	authorising a specified person or persons to execute this Agreement on its behalf;
(iii)	authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Supplemental Documents to which it is a party; and
(c)	A certificate of the Borrower (signed by an authorised signatory):
(i)	confirming that borrowing or guaranteeing or securing, as appropriate, the Credit would not cause any borrowing, guarantee, security or similar limit binding on the Borrower to be exceeded; and
(ii)	certifying that each copy document relating to it specified in this Schedule 1 is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of this Agreement.
2.	CURETIS NV
(a)	A copy of the constitutional documents of Curetis NV.
(b)	A copy of a resolution of the management board (raad van bestuur) of Curetis NV:
(i)	approving the terms of the Supplemental Documents and resolving that it execute, deliver and perform the Supplemental Documents to which it is a party;
(ii)	authorising a specified person or persons to execute the Supplemental Documents to which it is a party on its behalf;
(iii)	authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it
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under or in connection with the Supplemental Documents to which it is a party; and

(c)	A copy of a resolution of the supervisory board (raad van commissarissen):
(i)	approving the terms of the resolution referred to in paragraph (b);
(ii)	resolving that the Company execute, deliver and perform the Supplemental Documents to which it is a party; and
(d)	A certificate of Curetis NV (signed by an authorised signatory):
(i)	confirming that borrowing or guaranteeing or securing, as appropriate, the Credit would not cause any borrowing, guarantee, security or similar limit binding on that Guarantor to be exceeded; and
(ii)	certifying that each copy document relating to it specified in this Schedule 1 is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of this Agreement.
3.	CURETIS USA
(a)	A copy of the constitutional documents of Curetis USA.
(b)	A copy of a resolution of the board of directors of Curetis USA:
(i)	approving the terms of the Supplemental Documents and resolving that it execute, deliver and perform the Supplemental Documents to which it is a party;
(ii)	authorising a specified person or persons to execute the Supplemental Documents to which it is a party on its behalf;
(iii)	authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Supplemental Documents to which it is a party;
(c)	A copy of a resolution of the sole shareholder of Curetis USA:
(i)	approving the terms of the Supplemental Documents and resolving that it execute, deliver and perform the Supplemental Documents to which it is a party;
(ii)	authorising a specified person or persons to execute the Supplemental Documents to which it is a party on its behalf; and
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(iii)	authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Supplemental Documents to which it is a party;
(d)	A copy of the Action by Unanimous Written Consent of the Board dated 22 March 2019 confirming the incumbency of Curetis USA’s officers;
(e)	A copy of the Action by Written Consent of the Stockholder dated 22 March 2019 confirming the incumbency of Curetis USA’s directors;
(f)	To the extent required by the Bank, a specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above;
(g)	A certificate of Curetis USA (signed by an authorised signatory):
(i)	confirming that borrowing or guaranteeing or securing, as appropriate, the Credit would not cause any borrowing, guarantee, security or similar limit binding on that Guarantor to be exceeded; and
(ii)	certifying that each copy document relating to it specified in this Schedule 1 is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of this Agreement.
4.	ARES GENETICS
(a)	A copy of the constitutional documents of Ares Genetics.
(b)	A copy of a resolution passed by the shareholder of Ares Genetics:
(i)	approving the terms of the Supplemental Documents and resolving that it execute, deliver and perform the Supplemental Documents to which it is a party;
(ii)	authorising a specified person or persons to execute the Supplemental Documents to which it is a party on its behalf;
(iii)	authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Supplemental Documents to which it is a party;
(c)	A certificate of Ares Genetics (signed by an authorised signatory):
(i)	confirming that borrowing or guaranteeing or securing, as appropriate, the Credit would not cause any borrowing, guarantee, security or similar limit binding on that Guarantor to be exceeded; and
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(ii)	certifying that each copy document relating to it specified in this Schedule 1 is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of this Agreement.
5.	LEGAL OPINIONS
(a)	A legal opinion of Hogan Lovells International LLP, legal advisors to the Bank as to English law, substantially in the form distributed to the Bank prior to signing this Agreement.
(b)	A legal opinion of CMS Hasche Sigle, Partnerschaft von Rechtsanwälten und Steuerberatern mbB, legal advisers to the Borrower as to German law, on the valid existence of the Borrower, the authority and capacity of the Borrower to enter into this Agreement, substantially in the form distributed to the Bank prior to signing this Agreement.
(c)	A legal opinion of California Counsel Group Inc., legal advisers to the Borrower as to Delaware law, on the valid existence of Curetis USA, the authority and capacity of Curetis USA to enter into the New Curetis USA Guarantee and on the due execution and choice of law of the New Curetis USA Guarantee, substantially in the form distributed to the Bank prior to signing this Agreement.
(d)	A legal opinion of CMS Derks Star Busmann NV, legal advisers to the Borrower as to Dutch law, on the valid existence of Curetis NV, the authority and capacity of Curetis NV to enter into the New Curetis NV Guarantee and on the due execution and choice of law of the New Curetis NV Guarantee, substantially in the form distributed to the Bank prior to signing this Agreement.
(e)	A legal opinion of CMS Reich-Rohrwig Hainz Rechtsanwälte GmbH, legal advisers to the Borrower as to Austrian law, on the valid existence of Ares Genetics, the authority and capacity of Ares Genetics to enter into the New Ares Genetics Guarantee and on the due execution and choice of law of the New Ares Genetics Guarantee, substantially in the form distributed to the Bank prior to signing this Agreement.
6.	SUPPLEMENTAL DOCUMENTS
(a)	This Agreement, executed by the Parties.
(b)	The New Curetis NV Guarantee, executed by the Parties thereto.
(c)	The New Curetis USA Guarantee, executed by the Parties thereto.
(d)	The New Ares Genetics Guarantee, executed by the Parties thereto.
7.	OTHER DOCUMENTS AND EVIDENCE
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(a)	Evidence that the process agent referred to in clause 7.3 (Agent of Service) has accepted its appointment; and evidence that the process agent referred to in the New Curetis NV Guarantee, the New Curetis USA Guarantee and/or the New Ares Genetics Guarantee has accepted its appointment.
(b)	A group structure chart of the Group as at the date of this Agreement.
(c)	Evidence that any fees, costs and expenses then due from the Borrower have been paid or will be paid by the Effective Date.
(d)	A copy of any other Authorisation or other document, opinion or assurance which the Bank considers to be reasonably necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by this Agreement or for the validity and enforceability of any Finance Document.
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EXECUTION PAGES

THE BORROWER

Curetis GmbH

By: /s/ Oliver Schacht

Name: Oliver Schacht, Ph.D

Title: Managing Director

By: /s/ Johannes Bacher

Name: Johannes Bacher

Title: Managing Director

THE GUARANTORS

Curetis N.V.

By: /s/ Achim Plum

Name: Dr Achim Plum

Title: CBO

By: /s/ Johannes Bacher

Name: Johannes Bacher

Title: COO

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Curetis USA Inc.

By: /s/ Chris Emery

Name: Chris Emery

Title: President and CEO

By: /s/ Oliver Schacht

Name: Oliver Schacht, Ph.D

Title: CFO and Chairman of the Board

Ares Genetics GmbH

By: /s/ Andreas Posch

Name: Dr. Andreas Posch

Title: Managing Director and CEO

By: /s/ Achim Plum

Name: Dr Achim Plum

Title: Managing Director

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THE BANK

EUROPEAN INVESTMENT BANK
acting by its duly authorised signatory

By: /s/ Donald Fitzpatrick Name: Donald Fitzpatrick Title: Head of Division	By: /s/ Oksana Seasenko Name: Oksana Seasenko Title: Transaction Monitoring Officer

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APPENDIX

The Amended and Restated Finance Contract

{*inserted overleaf*}

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Fl N° 86508 / 87226
Serapis N° 2016-0480

Curetis (EGFF)

Finance Contract

as amended and restate pursuant to the Amendment and Restatement Agreement dated 20 May 2019 between the

European Investment Bank

and

Curetis GmbH

Luxembourg

on 2016

Execution Version

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ARTICLE 1	19
1.01 Amount of Credit	19
1.02 Disbursement procedure	19
1.03 Currency of disbursement	21
1.04 Conditions of disbursement	21
1.05 Second Credit	23
1.06 Deferment of disbursement	24
1.07 Cancellation and suspension	24
1.08 Cancellation after expiry of the Credit	25
1.09 Sums due under Article 1	25
ARTICLE 2	26
2.01 Amount of Loan	26
2.02 Currency of repayment, interest and other charges	26
2.03 Confirmation by the Bank	26
ARTICLE 3	26
3.01 Rate of interest – Cash Pay Margin	26
3.02 Rate of interest – Deferred Interest	26
3.03 Interest on overdue sums	27
3.04 Market Disruption Event	27
3.05 PPI	28
ARTICLE 4	28
4.01 Normal repayment	28
4.02 Voluntary prepayment	28
4.03 Compulsory prepayment	29
4.04 General	32
ARTICLE 5	32
5.01 Day count convention	32
5.02 Time and place of payment	32
5.03 No set-off by the Borrower	33
5.04 Disruption to Payment Systems	33
5.05 Application of sums received	33
ARTICLE 6	34
6.01 Use of Loan and availability of other funds	34
6.02 Completion of Project	34

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6.03 Increased cost of Project	34
6.04 Procurement procedure	34
6.05 Continuing Project undertakings	34
6.06 Disposal of assets	36
6.07 Compliance with laws; Hedging	36
6.08 Change in business	36
6.09 Merger	36
6.11 Books and records	38
6.12 Acquisitions	38
6.13 Indebtedness	38
6.14 Guarantees	38
6.15 Permitted Payments	38
6.16 Intellectual Property Rights	38
6.17 Maintenance of Status	38
6.18 Eligibility Prerequisites	39
6.19 Illicit origin	39
6.20 Visibility	39
6.21 Loans	39
6.22 General Representations and Warranties	39
ARTICLE 7	42
7.01 Guarantee	42
7.02 Negative pledge	42
7.03 Pari passu ranking	44
7.04 Clauses by inclusion	44
ARTICLE 8	44
8.01 Information concerning the Project The Borrower shall:	44
8.02 Information concerning the Borrower The Borrower shall:	45
8.03 Visits by the Bank	47
8.04 Disclosure and publication	47
8.05 Information required by an Accountant	48
ARTICLE 9	48
9.01 Taxes, duties and fees	48
9.02 Other charges	48
9.03 Increased costs, indemnity and set-off	49

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9.04 Accountant fees	49
ARTICLE 10	49
10.01 Right to demand repayment	49
10.02 Other rights at law	51
10.03 Indemnity	51
10.04 Non-Waiver	51
ARTICLE 11	51
11.01 Governing Law	51
11.02 Jurisdiction	52
11.03 Agent of Service	52
11.04 Place of performance	52
11.05 Evidence of sums due	53
11.06 Third party rights	53
11.07 Entire Agreement	53
11.08 Invalidity	53
11.09 Amendments	53
11.10 Counterparts	53
ARTICLE 12	53
12.01 Notices to either party	53
12.02 Form of notice	54
12.03 Recitals and Schedules	54
Schedule A	56
Schedule B	60
Schedule C	62
Schedule D	64
Schedule E	66
Schedule F	67

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THIS CONTRACT IS MADE ON 12 DECEMBER 2016 (AND REFERENCES TO “THE DATE OF THIS CONTRACT” SHALL BE CONSTRUED ACCORDINGLY) AND IS SET OUT BELOW AS AMENDED AND RESTATED PURSUANT TO THE AMENDMENT AND RESTATEMENT AGREEMENT (AS DEFINED BELOW) BETWEEN:

The European Investment Bank having its seat at 100 boulevard Konrad Adenauer, L-2950 Luxembourg, represented by Vice-President Ambroise Fayolle	(the “Bank”)

of the first part, and

Curetis GmbH, a company incorporated in Germany, having its registered office at Max-Eyth-Strasse 42, 71088 Holzgerlingen, Germany, represented by its Managing Directors Oliver Schacht and Johannes Bacher	(the “Borrower”)

of the second part.

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WHEREAS:

(1)	The Borrower has stated that it is undertaking a project as more particularly described in the technical description (the “Technical Description”) set out in Schedule A (the “Project”).
(2)	The total cost of the Project, as estimated by the Bank, is EUR 50,000,000 (fifty million euros) and the Borrower has stated that it intends to finance the Project as follows:
Source	Amount (EUR m)
Own funds	25,000,000
Credit from the Bank	25,000,000
TOTAL	50,000,000

(3)	In order to fulfil the financing plan set out in Recital (2), the Borrower has requested from the Bank a credit of EUR 25,000,000 (twenty five million euros).
(4)	The Bank considering that the financing of the Project falls within the scope of its functions, and having regard to the statements and facts cited in these Recitals, has decided to give effect to the Borrower’s request providing to it a credit in an amount of EUR 25,000,000 (twenty five million euros) under this Finance Contract (the “Contract”); provided that the amount of the Bank loan shall not, in any case, exceed 50% (fifty per cent) of the total cost of the Project set out in Recital (2).
(5)	The Managing Directors of the Borrower have authorised the borrowing of the sum of EUR 25,000,000 (twenty five million euros) represented by this credit on the terms and conditions set out in this Contract and it has been duly certified that such borrowing is within the corporate powers of the Borrower.
(6)	The financial obligations of the Borrower under this Contract are guaranteed by Curetis NV, Curetis USA and Ares Genetics (each as defined below) under:

(a) a guarantee and indemnity agreement entered into between the Bank and Curetis NV, governed by English law and dated 12 December 2016 (the “Initial Guarantee Agreement”);

(b) the guarantee and indemnity agreement entered into between the Bank and Ares Genetics, governed by English law and dated 29 November 2017 (the “Ares Genetics Guarantee Agreement”); and

(c) the guarantee and indemnity agreement entered into between the Bank and Curetis USA, governed by English law and dated 22 December 2017 (the “Curetis USA Guarantee Agreement”).

(7)	This operation benefits from a guarantee from the European Union under the European Fund for Strategic Investments (“EFSI”).
(8)	The statute of the Bank provides that the Bank shall ensure that its funds are used as rationally as possible in the interests of the European Union; and, accordingly, the terms and conditions of the Bank’s loan operations must be consistent with relevant policies of the European Union.

6

Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. [***] indicates that information has been redacted.

(9)	The Bank considers that access to information plays an essential role in the reduction of environmental and social risks, including human rights violations, linked to the projects it finances and has therefore established its transparency policy, the purpose of which is to enhance the accountability of the EIB Group towards its stakeholders and the citizens of the European Union in general.
(10)	The processing of personal data shall be carried out by the Bank in accordance with applicable European Union legislation on the protection of individuals with regard to the processing of personal data by the European Union institutions and bodies and on the free movement of such data.

NOW THEREFORE it is hereby agreed as follows:

INTERPRETATION AND DEFINITIONS

(a) Interpretation

In this Contract:

(i)	References to Articles, Recitals, Schedules and Annexes are, save if explicitly stipulated otherwise, references respectively to articles of, and recitals, schedules and annexes to this Contract.
(ii)	References to a provision of law are references to that provision as amended or reenacted.
(iii)	References to any other agreement or instrument are references to that other agreement or instrument as amended, novated, supplemented, extended or restated.
(iv)	References to “accrued interest” includes any Deferred Interest.

(b) Definitions

In this Contract:

“Acceptance Deadline” for a notice means:

(a)	16h00 Luxembourg time on the day of delivery, if the notice is delivered by 14h00 Luxembourg time on a Business Day; or
(b)	11h00 Luxembourg time on the next following day which is a Business Day, if the notice is delivered after 14h00 Luxembourg time on any such day or is delivered on a day which is not a Business Day.

“Accountant” means any firm of accountants approved in advance by the Bank (such approval not to be unreasonably withheld or delayed).

“Accounting Reference Date” means 31 December.

“Affiliates” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“Amendment and Restatement Agreement” means the amendment and restatement agreement in relation to this Contract made between the Bank, the Borrower, Curetis NV, Ares Genetics and Curetis USA and dated 20 May 2019.

7

Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. [***] indicates that information has been redacted.

“Ares Genetics” means Ares Genetics GmbH (a company incorporated in Austria with company number FN 468899 H and registered office at Karl-Farkas-Gasse 18, A-1030, Vienna, Austria).

“Authorisation” means an authorisation, permit, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

“BPE” means, the British Private Equity & Venture Capital Association.

“Business Day” means a day (other than a Saturday or Sunday) on which the Bank and commercial banks are open for general business in Luxembourg.

“Cash Pay Margin” has the meaning given in Article 3.01.

“Change-of-Control Event” has the meaning given to it in Article 4.03A(3).

“Change in the Beneficial Ownership” means a change in the ultimate ownership or control of the Borrower according to the definition of “beneficial owner” set out in article 3(6) of Directive 2015/849 of the European Parliament and of the Council of 20 May 2015 on the prevention of the use of the financial system for the purposes of money laundering or terrorist financing.

“Change-of-Law Event” has the meaning given to it in Article 4.03A(4).

“Compliance Certificate” means a certificate substantially in the form set out in Schedule D.2.

“Contract” has the meaning given to it in Recital (4).

“Credit” means the First Credit and the Second Credit.

“Curetis NV” means Curetis NV (a company incorporated in the Netherlands with company number 64302679 and registered office at Max-Eyth-Strasse 42, 71088 Holzgerlingen, Germany).

“Curetis NV Exchange” means each of the Euronext Amsterdam and the Euronext Brussels exchanges (or, in each case, any replacement exchange).

“Curetis UK” means Curetis UK Limited (a company incorporated in England and Wales with company number 10164457 and registered office at c/o Buzzacott, 130 Wood Street, London EC2V 6DL, United Kingdom).

“Curetis USA” means Curetis USA Inc, (a company incorporated under the laws of the State of Delaware with registration number 607544 and having its principal executive office at 10525 Vista Sorrento Parkway, Suite 104, San Diego, CA 92121, United States of America).

“Deferment Indemnity” means an indemnity calculated on the amount of disbursement deferred or suspended at the percentage rate (if higher than zero) by which:

-	the interest rate that would have been applicable to such amount had it been disbursed to the Borrower on the Scheduled Disbursement Date exceeds

-	EURIBOR (one month rate) less 0.125% (12.5 basis points), unless this value is less than zero, in which case it will be set at zero.

Such indemnity shall accrue from the Scheduled Disbursement Date to the Disbursement Date or, as the case may be, until the date of cancellation of the Notified Tranche in accordance with this Contract.

“Deferred Interest” means the component of the interest defined in Article 3.02.

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Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. [***] indicates that information has been redacted.

“Deferred Interest Rate” means the rate of interest quantified in Article 3.02.

“Disbursement Date” means the date on which actual disbursement of a Tranche is made by the Bank.

“Disbursement Notice” means a notice from the Bank to the Borrower pursuant to and in accordance with Article 1.02C.

“Disbursement Request” means a notice substantially in the form set out in Schedule C.1.

“Disruption Event” means either or both of:

(a)	a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with this Contract; or
(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of either the Bank or the Borrower, preventing that party:
(i)	from performing its payment obligations under this Contract; or
(ii)	from communicating with other parties in accordance with the terms of this Contract,

and which disruption (in either such case as per (a) or (b) above) is not caused by, and is beyond the control of, the party whose operations are disrupted.

“EBITDA” means, in respect of any Relevant Period, the consolidated operating profit of the Group before taxation (excluding the results from discontinued operations):

(a)	before deducting any interest, commission, fees, discounts, prepayment fees, premiums or charges and other finance payments whether paid, payable or capitalised by any member of the Group (calculated on a consolidated basis) in respect of that Relevant Period;
(b)	not including any accrued interest owing to any member of the Group;
(c)	after adding back any amount attributable to the amortisation or depreciation of assets of members of the Group;
(d)	before taking into account any Exceptional Items;
(e)	after deducting the amount of any profit (or adding back the amount of any loss) of any member of the Group which is attributable to minority interests;
(f)	plus or minus the Group’s share of the profits or losses (after finance costs and tax) of Non-Group Entities;
(g)	before taking into account any unrealised gains or losses on any financial instrument (other than any derivative instrument which is accounted for on a hedge accounting basis); and
(h)	before taking into account any gain arising from an upward revaluation of any other asset,

in each case, to the extent added, deducted or taken into account, as the case may be, for the purposes of determining operating profits of the Group before taxation.

9

Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. [***] indicates that information has been redacted.

“Effective Date” has the meaning given to that term in the Amendment and Restatement Agreement.

“EFSI” has the meaning given in Recital (7).

“EFSI Regulation” means the Regulation 2015/1017 of the European Parliament and of the Council of 25 June 2015 on the European Fund for Strategic Investments.

“Environment” means the following, in so far as they affect human health and social well-being:

(a)	fauna and flora;
(b)	soil, water, air, climate and the landscape; and
(c)	cultural heritage and the built environment,

and includes, without limitation, occupational and community health and safety.

“Environmental Approval” means any Authorisation required by Environmental Law.

“Environmental Claim” means any claim, proceeding, formal notice or investigation by any person in respect of any Environmental Law.

“Environmental Law” means:

(a)	European Union law, including principles and standards;
(b)	national laws and regulations; and
(c)	applicable international treaties,

of which a principal objective is the preservation, protection or improvement of the Environment.

“EURIBOR” has the meaning given to it in Schedule B.

“EUR” or “euro” means the lawful currency of the Member States of the European Union which adopt or have adopted it as their currency in accordance with the relevant provisions of the Treaty on European Union and the Treaty on the Functioning of the European Union or their succeeding treaties.

“Event of Default” means any of the circumstances, events or occurrences specified in Article 10.01.

“Exceptional Items” means any material items of an unusual or non-recurring nature which represent gains or losses including those arising on:

(a)	the restructuring of the activities of an entity and reversals of any provisions for the cost of restructuring;
(b)	disposals, revaluations, write downs or impairment of non-current assets or any reversal of any write down or impairment;
(c)	disposals of assets associated with discontinued operations; and
(d)	any other examples of “exceptional items” (as such term has the meaning attributed to it in IFRS).

“FDA” means the US Food and Drugs Administration.

“Final Availability Date” means the date falling 36 months after the date of this Contract.

10

Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. [***] indicates that information has been redacted.

“Finance Document” means this Contract, any Guarantee Agreement, the Amendment and Restatement Agreement and any other document designated from time to time as such between the Bank and the Borrower.

“Finance Lease” means any lease or hire purchase contract which would, in accordance with IFRS, be treated as a finance or capital lease.

“Financial Quarter” means the period commencing on the day after one Quarter Date and ending on the next Quarter Date.

“Financial Year” means the annual accounting period of the Group ending on the Accounting Reference Date.

“Fixed Rate” means an annual interest rate determined by the Bank in accordance with the applicable principles from time to time laid down by the governing bodies of the Bank for loans made at a fixed rate of interest, denominated in the currency of the Tranche and bearing equivalent terms for the repayment of capital and the payment of interest.

“Floating Rate” means a fixed-spread floating interest rate, that is to say an annual interest rate determined by the Bank for each successive Floating Rate Reference Period equal to EURIBOR plus the Cash Pay Margin.

“Floating Rate Reference Period” means each period from one Payment Date to the next relevant Payment Date; the first Floating Rate Reference Period shall commence on the date of disbursement of the Tranche.

“GAAP” means generally accepted accounting principles in Germany and the Netherlands including IFRS.

“Group” means Curetis NV and its Affiliates from time to time, and the Borrower and its Affiliates (other than Curetis UK).

“Guarantee” means any guarantee and indemnity that is the subject of a Guarantee Agreement.

“Guarantee Agreement” means the Initial Guarantee Agreement and/or any Subsequent Guarantee Agreement.

“Guarantor” means any person which enters into a Guarantee Agreement in the capacity as a guarantor.

“Hedging Policy” means any derivative transaction by a member of the Group to hedge actual or projected exposure arising in the ordinary course of trading or any derivative instrument of a member of the Group which is accounted for on a hedge accounting basis and does not include any derivative transaction and/or instrument for speculative purposes.

“Holding Company” means, in relation to a person, any other person in respect of which it is a Subsidiary.

“IFRS” means international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

“Illegal Activities” means any of the following illegal activities or activities carried out for illegal purposes: tax evasion, tax fraud, fraud, corruption, coercion, collusion, obstruction, money laundering, financing of terrorism, organised crime or any illegal activity that may affect the financial interests of the EU, according to applicable laws.

11

Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. [***] indicates that information has been redacted.

“Indebtedness” means any:

(a)	obligations for borrowed money;
(b)	indebtedness under any acceptance credit;
(c)	indebtedness under any bond, debenture, note or similar instrument;
(d)	instrument under any bill of exchange;
(e)	indebtedness in respect of any interest rate or currency swap or forward currency sale or purchase or other form of interest or currency hedging transaction (including without limit caps, collars and floors);
(f)	indebtedness under any Finance Lease;
(g)	indebtedness (actual or contingent) under any guarantee, bond security, indemnity or other agreement;
(h)	indebtedness (actual or contingent) under any instrument entered into for the purpose of raising finance;
(i)	indebtedness in respect of a liability to reimburse a purchaser of any receivables sold or discounted in the event that any amount of those receivables is not paid;
(j)	indebtedness arising under a securitisation; or
(k)	other transaction which has the commercial effect of borrowing.

“Indemnifiable Prepayment Event” means a Prepayment Event other than those specified in Articles 4.03A(2) or 4.03A(5).

“Initial Guarantee Agreement” has the meaning given to it in Recital (6).

“Intellectual Property Rights” means, including without limitation, intellectual property of every designation (including patents, utility patents, copyrights, design rights, trademarks, service marks and know how) whether capable of registration or not.

“IPEV Valuation Standards” means, the International Private Equity and Venture Capital Valuation Guidelines published by, amongst others, BPE in December 2018 as may be amended, updated or replaced from time-to-time.

“Joint Venture” means any joint venture entity, whether a company, unincorporated firm, undertaking, association, joint venture or partnership or any other entity.

“Lead Organisation” means reputable international, standard-setting institutions and organisations including the European Union, the United Nations, the International Monetary Fund, the Financial Stability Board, the Financial Action Task Force and the Organisation for Economic Co-operation and Development Global Forum on Transparency and Exchange of Information for Tax Purposes.

“Loan” means the aggregate amount of Tranches disbursed from time to time by the Bank under this Contract.

“Market Capitalisation” means:

(a)	at any time that:

12

Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. [***] indicates that information has been redacted.

(i)	Curetis NV holds all the voting shares in the Borrower, and
(ii)	Curetis NV is listed on the Curetis NV Exchange or another regulated market exchange,

the market value (as determined by the Bank) of the Borrower on a PPI Demand Date calculated as the sum of:

(i)	the non-weighted average closing price per share over the 90 Trading Days prior to that PPI Demand Date, multiplied by the total number of issued shares as at that PPI Demand Date; and
(ii)	the aggregate of all dividends and other distributions or similar payments made to any shareholder of Curetis NV in the period from the Disbursement Date of the PPI Tranche until the relevant PPI Payment Date; and
(b)	at any other time, the sum of (as determined by the Bank):
(i)	the market value of the Borrower on a PPI Demand Date as determined by an Accountant (at the cost of the Borrower) in accordance with IPEV Valuation Standards;
(ii)	the aggregate of all dividends and other distributions or similar payments made to any shareholder of Curetis NV in the period from the Disbursement Date of the PPI Tranche until the relevant PPI Payment Date.

“Market Disruption Event” means any of the following circumstances:

(a)	there are, in the reasonable opinion of the Bank, events or circumstances adversely affecting the Bank’s access to its sources of funding;
(b)	in the opinion of the Bank, funds are not available from its ordinary sources of funding in order to adequately fund a Tranche in the relevant currency and/or for the relevant maturity and/or in relation to the reimbursement profile of such Tranche;
(c)	in relation to a Tranche in respect of which interest is or would be payable at Floating Rate:
(A)	the cost to the Bank of obtaining funds from its sources of funding, as determined by the Bank, for a period equal to the Floating Rate Reference Period of such Tranche (i.e. in the money market) would be in excess of EURIBOR;
or
(B)	the Bank determines that adequate and fair means do not exist for ascertaining EURIBOR for the relevant currency of such Tranche or it is not possible to determine EURIBOR in accordance with the definition contained in Schedule B.

“Material Adverse Change” means, any event or change of condition, which, in the reasonable opinion of the Bank has a material adverse effect on:

(a)	the ability of any Obligor to perform its obligations under any Finance Document to which it is party;
(b)	the business, operations, property or financial conditions or prospects of any Obligor or the Group as a whole; or

13

Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. [***] indicates that information has been redacted.

(c)	the validity or enforceability of, or the effectiveness or ranking of, or the value of any security granted to the Bank, or the rights or remedies of the Bank under any Finance Document.

“Material Subsidiary” means any Subsidiary of Curetis NV from time to time, whose gross revenues, total assets or EBITDA represents not less than 10% (ten per cent) of (i) the consolidated gross revenues of the Group taken as a whole and attributable to the shareholders of the Borrower or, (ii) the consolidated total assets of the Group taken as a whole or, (iii) as the case may be, the consolidated EBITDA of the Group taken as a whole, as each of the foregoing is calculated based on the then latest consolidated audited accounts of the Group.

“Maturity Date” means, in relation to each Tranche, the date falling on the 5th anniversary of the Scheduled Disbursement Date of that Tranche.

“Non-Group Entity” means any investment or entity (which is not itself a member of the Group (including associates and Joint Ventures)) in which any member of the Group has an ownership interest.

“Notified Tranche” means a Tranche in respect of which the Bank has issued a Disbursement Notice.

“Obligor” means the Borrower and any Guarantor.

“Payment Date” means quarterly, semi-annual or annual dates specified in the Disbursement Notice of a Tranche until, and including the Maturity Date for such Tranche, save that, in case any such date is not a Relevant Business Day, it means for a Tranche, the next day, if any, of that calendar month that is a Relevant Business Day or, failing that, the nearest preceding day that is a Relevant Business Day, in all cases with corresponding adjustment to the interest due under Article 3.01.

“Permitted Acquisition” means an acquisition:

(a)	by the Borrower or any other member of the Group of shares or other ownership interests by way of acquisition of a wholly owned shelf company, provided that such company is incorporated in a country that is a member of either or both of the European Union or the Organisation of Economic Co-Operation and Development;
(b)	for which the prior written consent of the Bank has been received;
(c)	of the Gyronimo platform and all related intellectual property, know-how and assets from Carpegen and Systec (the “Gyronimo Acquisition”) for (i) an initial up front-payment of no more than EUR 5,000,000, (ii) potential future milestone payments of EUR 2,500,000 in total, and (iii) royalties of [***]% of net sales on Gyronimo application cartridges and Gyronimo analyzers (capped at EUR 9,000,000); provided that the Gyronimo Acquisition will be signed by 31 January 2017; or
(d)	of shares or other ownership interests in a Target Entity, which do not exceed an aggregate amount of EUR 1,000,000 (one million euros) during the term of the Credit,

but, in relation to paragraphs (a), and (d) above, only if:

(i)	no Event of Default is continuing on the date the relevant acquisition agreement is entered into or would occur as a result of the acquisition;

14

Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. [***] indicates that information has been redacted.

(ii)	the acquired Target Entity, business or undertaking is engaged in a business similar or complementary to the business carried on by the Group as at the date of this Contract;
(iii)	the acquired Target Entity, business or undertaking is not incorporated or located in a jurisdiction that is blacklisted by any Lead Organisation in connection with activities such as money laundering, financing of terrorism, tax fraud and tax evasion or harmful tax practices as such blacklist may be amended from time to time;
(iv)	a business plan (in the form of the most recent budget supplemented to account for the effects of the acquisition) in respect of the 3 (three) next following financial years and any due diligence reports received in connection with the acquisition (if any) are provided to the Bank; and
(v)	the Borrower demonstrates that the acquisition has been approved by the Borrower’s Managing Directors.

“Permitted Disposal” means any act effecting a sale, transfer, lease or other disposal of assets which is for fair market value and on arms’ length terms:

(a)	related to the sale of finished products and/or services made on arm’s length terms in the ordinary course of business of the Borrower or other member of the Group;
(b)	by an Obligor to another member of the Group which is also an Obligor;
(c)	by any member of the Group which is not an Obligor to a member of the Group which is an Obligor;
(d)	for cash in an amount reflecting or exceeding the fair market value of such assets, which is reinvested in assets of comparable or superior type, value and quality;
(e)	made in exchange for other assets comparable or superior as to type, value and quality;
(f)	constituted by a licence of Intellectual Property Rights;
(g)	made in relation to non-material assets which have depreciated to less than 25% (twenty five per cent) of their initial value or which are obsolete;
(h)	excluding any disposal permitted under (a) to (g) above, disposals where the higher of the market value or consideration receivable for such disposals does not exceed EUR 5,000,000 (five million euros) during the term of the Credit;
(i)	arising as a result of Permitted Security; or
(j)	made with the prior written consent of the Bank.

“Permitted Guarantees” means guarantees issued in the ordinary course of business by any member of the Group:

(a)	under a Guarantee Agreement;
(b)	under any negotiable instruments;
(c)	in connection with any performance bond;
(d)	in connection with any Permitted Indebtedness;

15

Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. [***] indicates that information has been redacted.

(e)	by an Obligor to another member of the Group which is also an Obligor;
(f)	by any member of the Group which is not an Obligor to a member of the Group which is an Obligor; or
(g)	with the prior written consent of the Bank,

provided that the maximum aggregate liability in respect of any guarantees described above (excluding all Guarantee Agreements) shall not any time exceed an aggregate amount equal 10% of the Total Assets at any time.

“Permitted Indebtedness” means Indebtedness of the Borrower and/or members of the Group incurred under:

(a)	this Contract;
(b)	a Permitted Loan;
(c)	any Finance Lease if the aggregate liability in respect of the equipment leased does not at any time exceed EUR 1,500,000 (one and a half million euros) (or its equivalent in another currency or currencies) for finance leases and EUR 100,000 (one hundred thousand euros) (or its equivalent in another currency or currencies) for capital leases (as defined by IFRS);
(d)	the leasing of the laser welding machine concluded in August 2012 which will be terminated on or before 31 May 2017;
(e)	any hedging or derivative transactions entered into in accordance with the Hedging Policy;
(f)	a working capital facility of an amount no more than EUR 3,000,000 (or its equivalent in another currency or currencies);
(g)	a Permitted Guarantee; or
(h)	any other Indebtedness incurred with the prior written consent of the Bank.

“Permitted Loan” means:

(a)	any trade credit extended by any member of the Group to its customers on normal commercial terms and in the ordinary course of its trading activities;
(b)	any loan made by the Borrower to a Guarantor or by a Guarantor to the Borrower;
(c)	any loan made by one member of the Group (other than the Borrower or a Guarantor) to another member of the Group (other than the Borrower or a Guarantor); or
(d)	any other Indebtedness or loan advanced to or made available by any member of the Group with the prior written consent of the Bank.

“Permitted Merger” means any amalgamation, demerger, merger or corporate reconstruction which does not result in a Material Adverse Change and which is on a solvent basis, and where:

(a)	only members of the Group are involved; and
(b)	the resulting entity will not be incorporated or located in a country which is in a jurisdiction that is blacklisted by any Lead Organisation in connection with activities such as money laundering, financing of terrorism, tax fraud and tax evasion or harmful tax practices as such blacklist may be amended from time to time; and

16

Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. [***] indicates that information has been redacted.

(c)	if an Obligor is involved, (i) the rights and obligations of that Obligor under the Finance Documents to which it is a party will remain with that Obligor, (ii) the surviving entity will be that Obligor and the statutory seat of that Obligor would not as a result of such merger be transferred to a different jurisdiction, (iii) the merger will not have an effect on the validity, legality or enforceability of any Obligor’s obligations under the Finance Documents to which it is a party; and (iv) all of the business and assets of each Obligor are retained by it; or
(d)	any other amalgamation, demerger, merger or corporate reconstruction with prior written consent of the Bank.

“Permitted Payments” means

(a)	shares purchased from former employees, managers or directors, provided that such shares were awarded under a share programme of the Borrower or any Guarantor;
(b)	dividends of any member of the Group distributed to the Borrower in accordance with Article 6.15;
(c)	any payment made under a Permitted Loan; or
(d)	any payment made with prior written consent of the Bank, in each case without double counting.

“Permitted Security” means the security listed in Schedule E (Existing Security) and as described in Article 7.02(b).

“PPI” means, in relation to a PPI Tranche Due Payment and its PPI Demand Date, an amount in euros equal to:

(amount of PPI Tranche Due Payment)
amount of the PPI Tranche x PPI Amount

“PPI Amount” means in relation to a PPI Demand Date, an amount in Euros equal to the PPI Rate multiplied by the relevant PPI Demand Date Market Capitalisation.

“PPI Demand Date” means the date of any written demand by the Bank for a payment of PPI delivered by the Bank to the Borrower in accordance with Article 3.05(B).

“PPI Payment Date” means any date on which PPI becomes payable pursuant to Article 3.05(B).

“PPI Demand Date Market Capitalisation” means the Market Capitalisation of the Borrower’s entire issued share capital on a PPI Demand Date.

“PPI Rate” means 2.1%.

“PPI Tranche” means the EUR 5,000,000 Tranche of the Second Credit which the Borrower may drawdown pursuant to Article 1.5(b).

“PPI Tranche Due Payment” has the meaning given to that term in Article 3.05B.

“Prepayment Amount” means the amount of a Tranche to be prepaid by the Borrower in accordance with Article 4.02A.

17

Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. [***] indicates that information has been redacted.

“Prepayment Date” means the date, which shall be a Payment Date, on which the Borrower proposes to effect prepayment of a Prepayment Amount.

“Prepayment Event” means any of the events described in Article 4.03A.

“Prepayment Fee” means the fee payable in accordance with Article 4.02B.

“Prepayment Notice” means a written notice from the Bank to the Borrower in accordance with Article 4.02C.

“Prepayment Request” means a written request from the Borrower to the Bank to prepay all or part of the Loan, in accordance with Article 4.02A.

“Project” has the meaning given to it in Recital (1).

“Quarter Date” means each of 31 March, 30 June, 30 September and 31 December from the date of this Contract until the final Maturity Date.

“Redeployment Rate” means the Fixed Rate in effect on the day of the indemnity calculation for fixed-rate loans denominated in the same currency and which shall have the same terms for the payment of interest and the same repayment profile to the Maturity Dates as the Tranche in respect of which a prepayment is proposed or requested to be made. For those cases where the period is shorter than 36 months the most closely corresponding money market rate equivalent will be used, that is EURIBOR minus 0.125% (12.5 basis points) for periods of up to 12 (twelve) months. For periods falling between 12 and 36 months, the bid point on the swap rates as published by Reuters for the related currency and observed by the Bank at the time of calculation will apply.

“Relevant Business Day” means a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007 (TARGET2) is open for the settlement of payments in EUR.

“Relevant Period” means each period of twelve months ending on or about the last day of the Financial Year and each period of twelve months ending on or about the last day of the second Financial Quarter of a Financial Year.

“Repeating Representations” means each of the representations and warranties set out in paragraphs (a) to (f), (h) to (m), (o) to (t), and (v) to (gg) (in each case inclusive) of clause 6.22 (General Representations and Warranties).

“Revised Group Structure Chart” means the group structure chart delivered by the Borrower to the Bank pursuant to paragraph 5(b) of Schedule 1 (Conditions Precedent) of the Amendment and Restatement Agreement.

“Scheduled Disbursement Date” means the date on which a Tranche is scheduled to be disbursed in accordance with Article 1.02C.

“Security” means any mortgage, pledge, lien, charge, assignment, hypothecation, or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Subsidiary” means an entity of which Curetis NV has direct or indirect control or owns directly or indirectly more than 50% of the voting capital or similar right of ownership and “control” for this purpose means the power to direct the management and the policies of the entity, whether through the ownership of voting capital, by contract or otherwise.

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“Subsequent Guarantee Agreement” means: (a) the Curetis USA Guarantee Agreement; (b) the Ares Genetics Guarantee Agreement; and (c) any other guarantee and indemnity in materially the same form as the Initial Guarantee Agreement executed by a member of the Group in favour of the Bank, as contemplated in Article 6.10A(e) (Ownership).

“Target Entity” means any limited liability company, corporation, limited liability partnership or any equivalent.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Technical Description” has the meaning given to it in Recital (1).

“Total Assets” means the total consolidated assets of the Group, as shown in the Borrower’s latest consolidated financial statements.

“Trading Day” means a day (other than a Saturday or Sunday) on which the Curetis NV Exchange or any other relevant regulated market exchange (as applicable) is open for trading.

“Tranche” means each disbursement made or to be made under this Contract. In case no Disbursement Notice has been delivered, Tranche shall mean a Tranche as requested under Article 1.02B.

“USD” means the lawful currency of the United States of America.

“Yorkville Facility” means the up to EUR 20,000,000 convertible note issuance to Ya II PN, LTD dated 2 October 2018.

ARTICLE 1

Credit and Disbursements

1.01	Amount of Credit
1.01A	First Credit

By this Contract the Bank establishes in favour of the Borrower, and the Borrower accepts, a credit in an amount of EUR 10,000,000 (ten million euros) for the financing of the Project (the “First Credit”).

1.01B	Second Credit

By this Contract the Bank establishes in favour of the Borrower, and the Borrower accepts, a credit in an amount of EUR 15,000,000 (fifteen million euros) for the financing of the Project (the “Second Credit”).

1.02	Disbursement procedure
1.02A	Tranches

The Bank shall disburse the Credit in Euros in up to five (5) Tranches. The amount of each Tranche, if not being the undrawn balance of the Credit, shall be in a minimum amount of EUR 3,000,000 (three million euros).

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1.02B	Disbursement Request
(a)	The Borrower may present to the Bank a Disbursement Request for the disbursement of a Tranche, such Disbursement Request to be received at the latest 15 (fifteen) days before the Final Availability Date. The Disbursement Request shall be in the form set out in Schedule C.1 and shall specify:
(i)	the amount and currency (to be EUR) of the Tranche;
(ii)	the preferred disbursement date for the Tranche; such preferred disbursement date must be a Relevant Business Day falling at least 15 (fifteen) days after the date of the Disbursement Request and, in any event, on or before the Final Availability Date, it being understood that notwithstanding the Final Availability Date the Bank may disburse the Tranche up to 4 (four) calendar months from the date of the Disbursement Request;
(iii)	the interest rate basis of the Tranche, pursuant to the relevant provisions of Article 3.01;
(iv)	the interest payment periodicity for the Tranche, determined in accordance with Article 3.01;
(v)	the terms for repayment of principal for the Tranche, chosen in accordance with Article 4.01;
(vi)	the date for repayment of principal for the Tranche; and
(vii)	the IBAN code (or appropriate format in line with local banking practice) and SWIFT BIC of the bank account to which disbursement of the Tranche should be made in accordance with Article 1.02D.
(b)	Each Disbursement Request shall be accompanied by evidence of the authority of the person or persons authorised to sign it and the specimen signature of such person or persons or a declaration by the Borrower that no change has occurred in relation to the authority of the person or persons authorised to sign Disbursement Requests under this Contract.
(c)	Subject to Article 1.02C(b), each Disbursement Request is irrevocable. 1.02C
1.02C	Disbursement Notice
(a)	Not less than 10 (ten) days before the proposed Scheduled Disbursement Date of a Tranche the Bank shall, if the Disbursement Request conforms to this Article 1.02, deliver to the Borrower a Disbursement Notice which shall specify:
(i)	the currency, and amount of the Tranche;
(ii)	the Scheduled Disbursement Date;
(iii)	the interest rate basis for the Tranche, pursuant to the relevant provisions of Article 3.01;
(iv)	the first interest Payment Date and the periodicity for the payment of interest for the Tranche;

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(v)	the terms for repayment of principal for the Tranche;
(vi)	the date for repayment of principal for the Tranche;
(vii)	the applicable Payment Dates for the Tranche; and
(viii)	the Floating Rate and the Deferred Interest Rate applicable to the Tranche until the Maturity Date of the Tranche.
(b)	If one or more of the elements specified in the Disbursement Notice does not reflect the corresponding element, if any, in the Disbursement Request, the Borrower may following receipt of the Disbursement Notice revoke the Disbursement Request by written notice to the Bank to be received no later than 12h00 Luxembourg time on the next Business Day and thereupon the Disbursement Request and the Disbursement Notice shall be of no effect. If the Borrower has not revoked in writing the Disbursement Request within such period, the Borrower will be deemed to have accepted all elements specified in the Disbursement Notice.
1.02D	Disbursement Account

Disbursement shall be made to such account of the Borrower as the Borrower shall notify in writing to the Bank not later than 15 (fifteen) days before the Scheduled Disbursement Date (with IBAN code or with the appropriate format in line with local banking practice).

Only one account may be specified for each Tranche.

1.03	Currency of disbursement

The Bank shall disburse each Tranche in EUR.

1.04	Conditions of disbursement
1.04A	First Tranche

The disbursement of the first Tranche under Article 1.02 is conditional upon receipt by the Bank, in form and substance satisfactory to it, on or before the date falling 5 (five) Business Days before the Scheduled Disbursement Date, of the following documents or evidence:

a)	a certified copy (certified by a Managing Director of the Borrower as a true and up to date copy) of the resolution of the competent body (general meeting of shareholders) of the Borrower duly authorising the execution of this Contract and duly authorising the person or persons signing this Contract on behalf of the Borrower together with the specimen signature of each such person or persons;
b)	a certified copy (certified by a Managing Director of Curetis NV as a true and up to date copy) of the resolution of the competent body (board of directors and supervisory board) of Curetis NV duly authorising the execution of the Initial Guarantee Agreement and duly authorising the person or persons signing the Initial Guarantee Agreement on behalf of Curetis NV together with the specimen signature of each such person or persons;

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c)	evidence that the Borrower has obtained all necessary Authorisations required in connection with this Contract and the Project;
d)	this Contract duly executed by the Borrower;
e)	the duly executed Initial Guarantee Agreement;
f)	a legal opinion of Hogan Lovells International LLP, addressed to the Bank, on the legality, validity and enforceability of each Finance Document governed by English law, such legal opinion to be in the form distributed to the Bank prior to the signing of this Contract;
g)	a legal opinion of CMS Hasche Sigle, Partnerschaft von Rechtsanwälten und Steuerberatern mbB, addressed to the Bank in form and substance satisfactory to the Bank, on the valid existence of the Borrower, the authority and capacity of the Borrower to enter into this Contract and on the due execution and choice of law of this Contract;
h)	a legal opinion of CMS Derks Star Busmann NV, addressed to the Bank in form and substance satisfactory to the Bank, on the valid existence of Curetis NV, the authority and capacity of Curetis NV to enter into the Initial Guarantee Agreement and on the due execution and choice of law of the Initial Guarantee Agreement;
i)	copies of the latest audited consolidated financial statements of the Group and the latest unaudited financial statements of the Borrower and of Curetis NV;
j)	copies of the constitutional documents of the Borrower and Curetis NV;
k)	the group structure chart showing the Group as of the date of this Contract;
l)	a certificate of an authorised signatory of the Borrower and Curetis NV certifying that each copy document relating to it specified in this Article 1.04A is correct, complete and in full force and effect as at a date no earlier than the date of this Contract;
m)	evidence that insurances in accordance with the requirements of Article 6.05(c) are in place;
n)	evidence of appointment and acceptance of the Borrower’s and Curetis NV’s agent of service;
o)	evidence of payment of all the fees and expenses as required under the Finance Documents; and
p)	a copy of any other document, authorisation, opinion or assurance which the Bank reasonably considers to be necessary (if it has notified the Borrower and Curetis NV accordingly) in connection with the entry into and performance of the Finance Documents.

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1.04B	All Tranches

The disbursement of each Tranche under Article 1.02, including the first, is subject to the following conditions:

(a)	that the Bank has received, in form and substance satisfactory to it, on or before the date falling 5 (five) Business Days before the Scheduled Disbursement Date for the proposed Tranche, of the following documents or evidence:
(i)	a certificate from the Borrower in the form of Schedule D.1, signed by an authorised representative of the Borrower and dated no earlier than the date falling 10 (ten) days before the Scheduled Disbursement Date;
(ii)	a copy of any other authorisation or other document, opinion or assurance which the Bank has reasonably notified the Borrower is necessary in connection with the entry into and performance of, and the transactions contemplated by, this Contract or the validity and enforceability of the same;
(b)	that on the Disbursement Date for the proposed Tranche:
(i)	the representations and warranties which are repeated pursuant to Article 6.22 are materially correct in all respects; and
(ii)	no event or circumstance has occurred and is continuing which constitutes or would with the expiry of a grace period and/or the giving of notice under this Contract constitute:
(aa)	an Event of Default; or
(bb)	a Prepayment Event other than pursuant to Articles 4.03(A)(1) (Project Cost Reduction) or 4.03A(2) (Pari Passu to Non-EIB Financing),

or would, in each case, result from the disbursement of the proposed Tranche.

1.05	Second Credit

The disbursement of a Tranche of the Second Credit is also subject to the following conditions and written evidence reasonably satisfactory for the Bank of:

(a)	for the disbursement of an amount of up to EUR 3,000,000: FDA clearance of Unyvero platform and LRT (Lower Respiratory Tract) application cartridge;
(b)	for the disbursement of an amount up to EUR 5,000,000, upon realisation of the condition under letter (a) above and following to the relevant disbursement indicated therein: a cumulative new equity raised by Curetis NV of at least EUR [***]
(c)	for the remaining disbursement of an amount up to EUR 7,000,000 upon realisation of the condition under letter (a) and (b) above and following to the relevant disbursements indicated therein:
(i)	[***]; and

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(ii)	consolidated Group top-line revenues of at least EUR [***] ([***] euros) (or its equivalent in another currency or currencies) over the 12 months preceding the date of any Disbursement Request.
1.06	Deferment of disbursement
1.06A	Grounds for deferment

Upon the written request of the Borrower, the Bank shall defer the disbursement of any Notified Tranche in whole or in part to a date specified by the Borrower being a date falling not later than 6 (six) months from the Scheduled Disbursement Date of the Tranche indicated in the Disbursement Notice. In such case, the Borrower shall pay the Deferment Indemnity calculated on the amount of disbursement deferred.

Any request for deferment shall have effect in respect of a Tranche only if it is made at least 5 (five) Business Days before its Scheduled Disbursement Date.

If for a Notified Tranche any of the conditions referred to in Article 1.04 is not fulfilled or waived as at the specified date and at the Scheduled Disbursement Date (or the date expected for disbursement in case of a previous deferment), disbursement will be deferred to a date agreed between the Bank and the Borrower falling not earlier than 5 (five) Business Days following the fulfilment or waiver of all conditions of disbursement (without prejudice to the right of the Bank to suspend and/or cancel the undisbursed portion of the Credit in whole or in part pursuant to Article 1.07B). In such case, the Borrower shall pay the Deferment Indemnity calculated on the amount of disbursement deferred for the period of the deferral.

1.06B	Cancellation of a disbursement deferred by more than 6 (six) months

The Bank may, by notice in writing to the Borrower, cancel a disbursement which has been deferred under Article 1.06A by more than 6 (six) months in aggregate. The cancelled amount shall remain available for disbursement under Article 1.02.

1.07	Cancellation and suspension
1.07A	Borrower’s right to cancel

The Borrower may at any time by notice in writing to the Bank cancel, in whole or in part and with immediate effect, the undisbursed portion of the Credit. However, the notice shall have no effect in respect of (i) a Notified Tranche which has a Scheduled Disbursement Date falling within 5 (five) Business Days of the date of the notice or (ii) a Tranche in respect of which a Disbursement Request has been submitted but no Disbursement Notice has been issued.

1.07B	Bank’s right to suspend and cancel
(a)	The Bank may, by notice in writing to the Borrower, suspend and/or cancel the undisbursed portion of the Credit in whole or in part at any time and with immediate effect:
(i)	upon the occurrence of a Prepayment Event other than pursuant to Articles 4.03A(1) or 4.03A(2), an Event of Default or an event or circumstance which would with the passage of time or giving of notice

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under this Contract constitute a Prepayment Event other than pursuant to Articles 4.03A(1) or 4.03A(2) or an Event of Default; or

(ii)	by an amount equal to the amount by which it is entitled to cancel any Credit pursuant to Articles 4.03A(1) or 4.03A(2).
(b)	The Bank may also suspend the portion of any Credit in respect of which it has not issued a Disbursement Notice with immediate effect in the case that a Market Disruption Event occurs.
(c)	Any suspension shall continue until the Bank ends the suspension or cancels the suspended amount.
1.07C	Indemnity for suspension and cancellation of a Tranche

1.07C(1)        SUSPENSION

If the Bank suspends a Notified Tranche, whether upon an Indemnifiable Prepayment Event or an Event of Default or upon the occurrence of a Material Adverse Change, the Borrower shall pay to the Bank the Deferment Indemnity calculated on the amount of disbursement suspended for the period of deferral.

1.07C(2)        CANCELLATION

(a)	If pursuant to Article 1.07A, the Borrower cancels any part of the Credit other than a Notified Tranche, no indemnity is payable.
(b)	If pursuant to Article 1.07A, a Borrower cancels a Tranche which is a Notified Tranche, the Borrower shall pay to the Bank a Prepayment Fee as per Article 4.02B.
(c)	If the Bank cancels a Notified Tranche upon an Event of Default, the Borrower shall indemnify the Bank under Article 10.03.

Save in the circumstances listed in paragraphs (b) and (c) above, no indemnity is payable upon cancellation of a Tranche by the Bank.

The indemnity shall be calculated on the basis that the cancelled amount is deemed to have been disbursed and repaid on the Scheduled Disbursement Date or, to the extent that the disbursement of the Tranche is currently deferred or suspended, on the date of the cancellation notice.

1.08	Cancellation after expiry of the Credit

On the day following the Final Availability Date, and unless otherwise specifically agreed to in writing by the Bank, the part of the Credit in respect of which no Disbursement Request has been made in accordance with Article 1.02B shall be automatically cancelled, without any notice being served by the Bank to the Borrower and without liability arising on the part of either party.

1.11	Sums due under Article 1

Sums due under Articles 1.06 and 1.07 shall be payable in EUR. They shall be payable within 15 (fifteen) days of the Borrower’s receipt of the Bank’s demand or within any longer period specified in the Bank’s demand.

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ARTICLE 2

The Loan

2.01	Amount of Loan

The Loan shall comprise the aggregate amount of Tranches disbursed by the Bank under the Credit, as confirmed by the Bank pursuant to Article 2.03.

2.02	Currency of repayment, interest and other charges

Interest, repayments and other charges payable in respect of each Tranche shall be made by the Borrower in EUR.

Any other payment shall be made in the currency specified by the Bank having regard to the currency of the expenditure to be reimbursed by means of that payment.

2.03	Confirmation by the Bank

Within 10 (ten) days after disbursement of each Tranche, the Bank shall deliver to the Borrower a schedule showing the Disbursement Date, currency, the amount disbursed, the repayment terms and the interest rate of and for that Tranche.

ARTICLE 3

Interest

3.01	Rate of interest – Cash Pay Margin

For the purposes of this Contract “Cash Pay Margin” means [***] basis points ([***]%). The Borrower shall pay interest on the outstanding balance of each Tranche at the Floating Rate quarterly, semi-annually or annually in arrears on the relevant Payment Dates, as specified in the Disbursement Notice commencing on the first such Payment Date following the Disbursement Date of the Tranche. If the period from the Disbursement Date to the first Payment Date is fifteen (15) days or less then the payment of interest accrued during such period shall be postponed to the following Payment Date.

The Bank shall notify the Floating Rate to the Borrower within 10 (ten) days following the commencement of each Floating Rate Reference Period.

If pursuant to Articles 1.06 and 1.07 disbursement of any Tranche takes place after the Scheduled Disbursement Date EURIBOR, applicable to the first Floating Rate Reference Period shall apply as though the disbursement had been made on the Scheduled Disbursement Date.

Interest shall be calculated in respect of each Floating Rate Reference Period on the basis of Article 5.01. If the Floating Rate for any Floating Rate Reference Period is below zero, it will be set at zero.

3.02	Rate of interest – Deferred Interest

For the purposes of this Contract “Deferred Interest” means, in addition to the interest mentioned in Article 3.01, interest at the Deferred Interest Rate which accrues on a daily basis on the outstanding amount of each Tranche during the period starting on the Disbursement Date of such Tranche and ending on the Maturity Date of the relevant

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Tranche (or on any date earlier than that Maturity Date in the event of a prepayment or an acceleration of all or part of that Tranche).

For the purposes of this Contract “Deferred Interest Rate” means a fixed interest rate of 6% per annum.

The Borrower shall pay all accrued Deferred Interest in arrears on the Maturity Date of the relevant Tranche (or earlier on any prepayment or acceleration of all or part of that Tranche).

Deferred Interest shall be calculated in respect of each annual period following the Disbursement Date of each Tranche on the basis of Article 5.01.

3.03	Interest on overdue sums

Without prejudice to Article 10 and by way of exception to Article 3.01, if the Borrower fails to pay any amount payable by it under this Contract on its due date, interest shall accrue (subject to mandatory provisions of the applicable laws) on any overdue amount payable under the terms of this Contract from the due date to the date of actual payment at an annual rate equal to:

(i)	for overdue sums related to Tranches, the applicable Floating Rate plus [***]% ([***] basis points); or
(ii)	for overdue sums other than under (i) above, EURIBOR plus [***]% ([***] basis points)

and shall be payable in accordance with the demand of the Bank. For the purpose of determining EURIBOR in relation to this Article 3.03, the relevant periods within the meaning of Schedule B shall be successive periods of one month commencing on the due date.

If the overdue sum is in a currency other than the currency of the Loan, the following rate per annum shall apply, namely the relevant interbank rate that is generally retained by the Bank for transactions in that currency plus [***]% ([***] basis points), calculated in accordance with the market practice for such rate.

3.04	Market Disruption Event

In relation to a specific Tranche, if at any time (i) from the issuance by the Bank of the Disbursement Notice in respect of such Tranche, and (ii) until the date falling thirty (30) calendar days prior to the Scheduled Disbursement Date, a Market Disruption Event occurs, the Bank may notify to the Borrower that this clause has come into effect. In such case, the rate of interest applicable to such Notified Tranche until the Maturity Date of such Notified Tranche shall be the percentage rate per annum which is the sum of:

-	the Cash Pay Margin and
-	the rate (expressed as a percentage rate per annum) which is determined by the Bank to be the all-inclusive cost to the Bank for the funding of the relevant Tranche based upon the then applicable internally generated Bank reference rate or an alternative rate determination method reasonably determined by the Bank. The

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Borrower shall have the right to refuse in writing such disbursement within the deadline specified in the notification and shall bear charges incurred as a result, if any, in which case the Bank shall not effect the disbursement and the corresponding Credit shall remain available for disbursement under Article 1.02B. If the Borrower does not refuse the disbursement in time, the parties agree that the disbursement and the conditions thereof shall be fully binding for both parties.

3.05	PPI
3.05A	In addition to the interest payable pursuant to Articles 3.01 and 3.02 above, provided the PPI Tranche is drawn, the Borrower shall pay PPI according to this Article 3.05.
3.05B	Upon any repayment or prepayment of any part of the PPI Tranche becoming due (a “PPI Tranche Due Payment”) (whether or not it is paid and to avoid doubt whether as a result of the occurrence of the PPI Tranche’s Maturity Date, or following acceleration, or as a result of voluntary or mandatory prepayment, or otherwise), the Borrower shall pay the Bank the relevant PPI within 30 days of the Bank’s written demand, provided that such demand is delivered by the Bank to the Borrower no later than the first anniversary of the PPI Tranche’s Maturity Date.
3.05C	For the avoidance of doubt the Bank has the right to demand the relevant PPI in relation to any PPI Tranche Due Payment at any time up to (and including) the first anniversary of the PPI Tranche’s Maturity Date.
3.05D	The Borrower and the Bank hereby agree that the calculations illustrated as examples of the amount of PPI to be paid by the Borrower under Schedule F (Performance Participation Interest Example) fairly represent the intention of the parties.

ARTICLE 4

Repayment

4.01	Normal repayment
4.01A	Single instalment

The Borrower shall repay each Tranche, together with all other amounts outstanding under this Contract in relation to that Tranche, in a single instalment on the Maturity Date of that Tranche.

4.02	Voluntary prepayment
4.02A	4.02A Prepayment option

Subject to Articles 4.02B, 4.02C and 4.04, the Borrower may prepay all or part of any Tranche, together with accrued interest (including any Deferred Interest) and indemnities if any, upon giving a Prepayment Request with at least 1 (one) month’s prior notice specifying (i) the Prepayment Amount, (ii) the Prepayment Date, (iii) the Prepayment Fee and (iv) the contract number (“FI nr”) mentioned on the cover page of this Contract.

Subject to Article 4.02C the Prepayment Request shall be binding and irrevocable.

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4.02B	Prepayment Fee

Upon the prepayment of all or part of any Tranche under Article 4.02 or cancellation as per Article 1.07C(2)(b), the Borrower shall pay a fee for each Tranche being prepaid as follows:

(a)	a fee of [***]% of the Prepayment Amount if the Prepayment Date is on or after the Disbursement Date but before the first anniversary of the Disbursement Date;
(b)	a fee of [***]% of the Prepayment Amount if the Prepayment Date is on or after the first anniversary of the Disbursement Date but before the second anniversary of the Disbursement Date;
(c)	a fee of [***]% of the Prepayment Amount if the Prepayment Date is on or after the second anniversary of the Disbursement Date but before the third anniversary of the Disbursement Date; or
(d)	a fee of [***]% of the Prepayment Amount if the Prepayment Date is on or after the third anniversary of the Disbursement Date but on or before the fourth anniversary of the Disbursement Date,

with each fee being payable on the applicable Prepayment Date.

For the avoidance of doubt, no such fee shall be payable if the Prepayment Date is after the fourth anniversary of the Disbursement Date.

4.02C	Prepayment mechanics

Upon presentation by the Borrower to the Bank of a Prepayment Request, the Bank shall issue a Prepayment Notice to the Borrower, not later than 15 (fifteen) days prior to the Prepayment Date. The Prepayment Notice shall specify the Prepayment Amount, the accrued interest (including any Deferred Interest) due thereon, the Prepayment Fee payable under Article 4.02B or, as the case may be, that no Prepayment Fee is due, the indemnity payable under Article 4.04, if any, the method of application of the Prepayment Amount and the Acceptance Deadline.

If the Borrower accepts the Prepayment Notice no later than by the Acceptance Deadline, it shall effect the prepayment. In any other case, the Borrower may not effect the prepayment.

The Borrower shall accompany the prepayment by the payment of accrued interest, the indemnity payable under Article 4.04, if any, and the Prepayment Fee under Article 4.02B, if any, due on the Prepayment Amount, as specified in the Prepayment Notice.

4.03	Compulsory prepayment
4.03A	Prepayment Events

4.03A(1)       PROJECT COST REDUCTION

If the total cost of the Project falls below the figure stated in Recital (2) so that the amount of the Credit exceeds 50% (fifty per cent) of such total cost, the Bank may forthwith, by notice to the Borrower, cancel the undisbursed portion of the Credit and/or demand prepayment of the Loan up to the amount by which the Credit exceeds

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50% (fifty per cent) of the total cost of the Project. The Borrower shall effect payment of the amount demanded on the date specified by the Bank, such date being a date falling not less than 30 (thirty) days from the date of the demand.

4.03A(2)       PARI PASSU TO NON-EIB FINANCING

If the Borrower (or any other member of the Group) or any Guarantor voluntarily prepays (for the avoidance of doubt, prepayment shall include a repurchase, redemption or cancellation where applicable) a part or the whole of any Non-EIB Financing and:

-	such prepayment is not made within a revolving credit facility (save for the cancellation of the revolving credit facility);
-	such prepayment is not made out of the proceeds of a loan or other indebtedness having a term at least equal to the unexpired term of the Non-EIB Financing prepaid,

the Bank may, by notice to the Borrower, cancel the undisbursed portion of the Credit and demand prepayment of the Loan. The proportion of the Loan that the Bank may require to be prepaid shall be the same as the proportion that the prepaid amount of the Non-EIB Financing bears to the aggregate outstanding amount of all Non-EIB Financing.

The Borrower shall effect payment of the amount demanded on the date specified by the Bank, such date being a date falling not less than 30 (thirty) days from the date of the demand.

For the purposes of this Article, “Non-EIB Financing” includes any loan (save for the Loan and any other direct loans from the Bank to the Borrower (or any other member of the Group) or any Guarantor), credit bond or other form of financial indebtedness or any obligation for the payment or repayment of money originally granted to the Borrower (or any other member of the Group) or any Guarantor) for a term of more than 3 (three) years.

4.03A(3)       CHANGE OF CONTROL

The Borrower shall promptly inform the Bank if a Change-of-Control Event has occurred or is likely to occur in respect of itself or any Guarantor. At any time after the occurrence of a Change-of-Control Event, the Bank may, by notice to the Borrower, cancel the undisbursed portion of the Credit and demand prepayment of the Loan, together with accrued interest and all other amounts accrued or outstanding under this Contract.

In addition, if the Borrower has informed the Bank that a Change-of-Control Event is about to occur, or if the Bank has reasonable cause to believe that a Change-of-Control Event is about to occur, the Bank may request that the Borrower consult with it. Such consultation shall take place within 30 (thirty) days from the date of the Bank’s request. After the earlier of (a) the lapse of 30 (thirty) days from the date of such request for consultation, or (b) at any time thereafter, upon the occurrence of the anticipated Change-of-Control Event the Bank may, by notice to the Borrower, cancel the undisbursed portion of the Credit and demand prepayment of the Loan, together with accrued interest and all other amounts accrued or outstanding under this Contract.

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The Borrower shall effect payment of the amount demanded on the date specified by the Bank, such date being a date falling not less than 30 (thirty) days from the date of the demand.

For the purposes of this Article:

(a)	a “Change-of-Control Event” occurs if:
(i)	any person or group of persons acting in concert gains control of the Borrower or of the entity directly or ultimately controlling the Borrower, or a Material Subsidiary or a Guarantor;
(ii)	the Borrower, any Guarantor or any Material Subsidiary, as the case may be, consolidates or merges into any other corporation, unless such consolidation or merger is a Permitted Merger; or
(iii)	a sale of all or substantially all, in the reasonable opinion of the Bank, of the assets of the Borrower, any Guarantor or any Material Subsidiary, takes place;
(b)	“acting in concert” means acting together pursuant to an agreement or understanding (whether formal or informal); and
(c)	“control” means (i) the ownership (whether legally or beneficially in any jurisdiction) of more than 50% of the ordinary shares of the Borrower, a Guarantor or any Material Subsidiary, as the case may be, or (iii) the power to direct the management and policies of an entity, whether through the ownership of voting capital, by contract or otherwise.

4.03A(4)       CHANGE OF LAW

The Borrower shall promptly inform the Bank if a Change-of-Law Event has occurred or is reasonably likely to occur. In such case, or if the Bank has reasonable cause to believe that a Change-of-Law Event has occurred or is about to occur, the Bank may request that the Borrower consult with it. Such consultation shall take place within 30 (thirty) days from the date of the Bank’s request. If, after the lapse of 30 (thirty) days from the date of such request for consultation the Bank is of the opinion that the effects of the Change-of-Law Event cannot be mitigated to its satisfaction, the Bank may by notice to the Borrower, cancel the undisbursed portion of the Credit and demand prepayment of the Loan, together with accrued interest and all other amounts accrued or outstanding under any Finance Document.

The Borrower shall effect payment of the amount demanded on the date specified by the Bank, such date being a date falling not less than 30 (thirty) days from the date of the demand.

For the purposes of this Article “Change-of-Law Event” means the enactment, promulgation, execution or ratification of or any change in or amendment to any law, rule or regulation (or in the application or official interpretation of any law, rule or regulation) that occurs after the date of this Contract and which, in the reasonable opinion of the Bank, would materially impair the Borrower’s or a Guarantor’s ability to perform its obligations under this Contract or any guarantee or security provided in respect of this Contract.

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4.03A(5)       ILLEGALITY

If it becomes unlawful in any applicable jurisdiction for the Bank to perform any of its obligations as contemplated in any Finance Document or to fund or maintain the Loan, the Bank shall promptly notify the Borrower and may immediately (i) suspend or cancel the undisbursed portion of the Credit and/or (ii) demand prepayment of the Loan, together with accrued interest and all other amounts accrued or outstanding under the Finance Documents on the date indicated by the Bank in its notice to the Borrower, provided such date is no earlier than five days prior to the notice, unless an immediate or earlier payment is required by law.

4.03B	Prepayment mechanics

Any sum demanded by the Bank pursuant to Article 4.03A, together with any interest (including any Deferred Interest) or other amounts accrued or outstanding under this Contract including, without limitation, any indemnity due under Article 4.04, if any, shall be paid on the date indicated by the Bank in its notice of demand.

4.04	General

A repaid or prepaid amount may not be reborrowed. This Article 4 shall not prejudice Article 10.

If the Borrower prepays a Tranche on a date other than a relevant Payment Date, the Borrower shall indemnify the Bank in such amount as the Bank shall certify is required to compensate it for receipt of funds otherwise than on a relevant Payment Date.

ARTICLE 5

Payments

5.01	Day count convention

Any amount due by way of interest, indemnity or fee from the Borrower under this Contract, shall in respect of a fraction of a year, be calculated on the basis of a year of 360 (three hundred and sixty) days and the number of days elapsed.

5.02	Time and place of payment

Unless otherwise specified in this Contract (including, without limitation, at article 3.05(B)) or in the Bank’s demand, all sums other than sums of interest, indemnity and principal are payable within 15 (fifteen) days of the Borrower’s receipt of the Bank’s demand.

Each sum payable by the Borrower under this Contract shall be paid to the relevant account notified by the Bank to the Borrower. The Bank shall notify the account not less than 15 (fifteen) days before the due date for the first payment by the Borrower and shall notify any change of account not less than 15 (fifteen) days before the date of the first payment to which the change applies. This period of notice does not apply in the case of payment under Article 10.

The Borrower shall indicate in each payment made hereunder the contract number (“FI nr”) found on the cover page of this Contract.

A sum due from the Borrower shall be deemed paid when the Bank receives it.

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Any disbursements by and payments to the Bank under this Contract shall be made using account(s) acceptable to the Bank. For the avoidance of doubt, any account in the name of the Borrower held with a duly authorised financial institution in the jurisdiction where the Borrower is incorporated or where the Project is undertaken is deemed acceptable to the Bank.

5.03	No set-off by the Borrower

All payments to be made by the Borrower under this Contract shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

5.04	Disruption to Payment Systems

If either the Bank determines (in its discretion) that a Disruption Event has occurred or the Bank is notified by the Borrower that a Disruption Event has occurred:

(a)	the Bank may, and shall if requested to do so by the Borrower, consult with the Borrower with a view to agreeing with the Borrower such changes to the operation or administration of the Contract as the Bank may deem necessary in the circumstances;
(b)	the Bank shall not be obliged to consult with the Borrower in relation to any changes mentioned in paragraph (a) if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes; and
(c)	the Bank shall not be liable for any damages, costs or losses whatsoever arising as a result of a Disruption Event or for taking or not taking any action pursuant to or in connection with this Article 5.04.
5.05	Application of sums received
(a)	General

Sums received from the Borrower shall only discharge its payment obligations if received in accordance with the terms of this Contract.

(b)	Partial payments

If the Bank receives a payment that is insufficient to discharge all the amounts then due and payable by the Borrower under this Contract, the Bank shall apply that payment in or towards payment of:

(i)	first, any unpaid fees, costs, indemnities and expenses due under this Contract;
(ii)	secondly, any accrued interest due but unpaid under this Contract;
(iii)	thirdly, any principal due but unpaid under this Contract; and
(iv)	fourthly, any other sum due but unpaid under this Contract.
(c)	Allocation of sums related to Tranches

In case of receipt of sums which cannot be identified as applicable to a specific Tranche, and on which there is no agreement between the Bank and the

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Borrower on their application, the Bank may apply these between Tranches at its discretion.

ARTICLE 6

Borrower undertakings and representations

The undertakings in this Article 6 remain in force from the date of this Contract for so long as any amount is outstanding under this Contract or the Credit is in force.

A. Project undertakings

6.01	Use of Loan and availability of other funds

The Borrower shall use all amounts borrowed by it under the Loan for the execution of the Project.

The Borrower shall ensure that it has available to it the other funds listed in Recital (2) and that such funds are expended, to the extent required, on the financing of the Project.

6.02	Completion of Project

The Borrower shall or shall procure that the Project is carried out in accordance with the Technical Description as may be modified from time to time with the approval of the Bank, and complete it by the final date specified in the Technical Description.

6.03	Increased cost of Project

If the total cost of the Project exceeds the estimated figure set out in Recital (2), the Borrower shall obtain the finance to fund the excess cost without recourse to the Bank, so as to enable the Project to be completed in accordance with the Technical Description. The plans for funding the excess cost shall be communicated to the Bank without delay.

6.04	Procurement procedure

The Borrower shall purchase equipment, secure services and order works for the Project (a) in so far as they apply to it or to the Project, in accordance with European Union law in general and in particular with the relevant applicable European Union Directives and (b) in so far as European Union Directives do not apply, by procurement procedures which, to the satisfaction of the Bank, respect the criteria of economy and efficiency and, in case of public contracts, the principles of transparency, equal treatment and non-discrimination on the basis of nationality.

6.05	Continuing Project undertakings

The Borrower shall:

(a)	Maintenance: maintain, repair, overhaul and renew all project assets as commercially reasonably required to keep such assets in good working order;
(b)	Project assets: unless the Bank shall have given its prior consent in writing retain title to and possession of all or substantially all the project assets or, as appropriate, replace and renew such assets and maintain the Project in substantially continuous operation in accordance with its original purpose; provided that the Bank may withhold its consent only where the proposed action

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would prejudice the Bank’s interests as lender to the Borrower or would render the Project ineligible for financing by the Bank under its statute or under Article 309 of the Treaty on the Functioning of the European Union;

(c)	Insurance: insure all works and property forming part of the Project with reputable insurance companies to the extent such insurances are commercially reasonably required based on the relevant industry practice;
(d)	Rights and Permits: maintain in force all rights of way or use and all Authorisations necessary for the execution and operation of the Project; and
(e)	Environment:
(i)	implement and operate the Project in compliance with Environmental Law;
(ii)	obtain and maintain requisite Environmental Approvals for the Project; and
(iii)	comply with any such Environmental Approvals;

On becoming aware of any breach of this Article 6.05(e):

(A)	the Borrower shall promptly notify the Bank;
(B)	the Borrower and the Bank will consult for 15 Business Days from the date of notification (the consultation period) with a view to agreeing the manner in which the breach should be rectified; and
(C)	the Borrower will use its best endeavours to comply with the provisions set out in paragraphs (i) to (iii) (inclusive) above and shall in any event remedy the breach within 30 Business Days of the end of the consultation period.
(f)	Integrity: take, within a reasonable timeframe, appropriate measures in respect of any member of its management bodies who has been convicted by a final and irrevocable court ruling of an Illegal Activity perpetrated in the course of the exercise of his/her professional duties, in order to ensure that such member is excluded from any Borrower’s activity in relation to the Loan or the Project;
(g)	Integrity Audit Rights: ensure that all contracts under the Project to be procured after the date of signature of this Contract in accordance with European Union Directives on procurement provide for:
(i)	the requirement that the relevant contractor promptly informs the Bank of a genuine allegation, complaint or information with regard to Illegal Activities related to the Project;
(ii)	the requirement that the relevant contractor keeps books and records of all financial transactions and expenditures in connection with the Project; and
(iii)	the Bank’s right, in relation to an alleged Illegal Activity, to review the books and records of the relevant contractor in relation to the Project and to take copies of documents to the extent permitted by law.

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B. General undertakings

6.06	Disposal of assets
(a)	The Borrower shall not, and shall procure that no other member of the Group will, either in a single transaction or in a series of transactions whether related or not and whether voluntarily or involuntarily dispose of all or any part of the Borrower’s or other Group member’s business, undertaking or assets, including any Intellectual Property Rights.
(b)	Paragraph (a) above does not apply to any disposal of assets which constitutes a Permitted Disposal.

For the purposes of this Article, “dispose” and “disposal” includes any act effecting sale, transfer, lease or other disposal.

6.07	Compliance with laws; Hedging
6.07A	Compliance with laws

The Borrower and any Guarantor shall comply in all respects with all laws and regulations to which it or the Project is subject.

6.07B	Hedging

The Borrower shall not, and shall procure that each other member of the Group shall not, enter into any derivative transaction other than in accordance with the Hedging Policy.

6.08	Change in business

The Borrower shall procure that no substantial change is made to the general nature of the business of the Borrower or the Group as a whole from that carried on at the date of this Contract.

6.09	Merger

The Borrower shall not, and shall ensure that no other member of the Group shall, enter into any amalgamation, demerger, merger or corporate reconstruction unless such amalgamation, demerger, merger or corporate reconstruction is a Permitted Merger.

6.10	Ownership
(a)	The Borrower shall maintain not less than 100% (one hundred per cent) of the share capital, directly or indirectly, of each of its Material Subsidiaries, unless a prior written consent of the Bank is received by the Borrower.
(b)	The Borrower shall ensure that Curetis NV shall in aggregate maintain not less than 100% (one hundred per cent) of the share capital, directly or indirectly, of the Borrower, unless prior written consent of the Bank is received by the Borrower.
(c)	The Borrower shall immediately notify the Bank in the event of a new entity becoming a majority owned subsidiary (meaning ownership of 50.1% (fifty point one per cent) or more) through any means, including but not limited to acquisition, creation and spin-off.

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(d)	The undertakings in paragraphs (a) and (b) above shall be calculated in accordance with GAAP as applied by the Borrower on the date of this Contract and as GAAP is amended from time to time and tested annually.
(e)	The Borrower shall procure that, as soon as any member of the Group becomes a Material Subsidiary, unless notified by the Bank to the Borrower to the contrary or unless the Bank determines that it is not reasonably practicable to do so, that member of the Group shall promptly enter into a Guarantee and provide the Bank with:
(i)	a certified copy of the constitutional documents of such Material Subsidiary;
(ii)	a certified copy of the resolution of the competent body (board of directors and/or general meeting of shareholders) of such Material Subsidiary duly authorising the execution of such Guarantee and duly authorising the person or persons signing such Guarantee on behalf of such Material Subsidiary together with the specimen signature of each such person or persons;
(iii)	evidence that such Material Subsidiary has obtained all necessary Authorisations required in connection with such Guarantee;
(iv)	a legal opinion in form and substance satisfactory to the Bank of a reputable law firm acceptable to the Bank in the jurisdiction of incorporation of such Material Subsidiary, addressed to the Bank covering materially the same issues as the opinions referred to in Articles 1.04A (f) and (h) and relating to the granting of the relevant Guarantee; and
(v)	a copy of any other authorisation or other document, opinion or assurance which the Bank reasonably considers to be necessary (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by such Guarantee or for the validity and enforceability of such Guarantee, each in form and substance satisfactory to the Bank. If it is not practicable (in the sole opinion of the Bank) for the Material Subsidiary to grant a guarantee in favour of the Bank, the Bank may request alternative credit support in form and substance satisfactory to the Bank in its sole discretion.
6.11	Minimum worth of Obligors

The Borrower shall ensure that at all times:

(a)	gross revenues of the Obligors represent not less than 85% of the consolidated gross revenues of the Group taken as a whole;
(b)	total assets of the Obligors represent not less than 85% of the Total Assets; and
(c)	EBITDA of the Obligors represents not less than 85% of the consolidated EBITDA of the Group,

each as calculated based on the then latest consolidated audited accounts of the Group.

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6.11	Books and records

The Borrower shall ensure that it has kept and will continue to keep proper books and records of account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower, including expenditures in connection with the Project, in accordance with GAAP as in effect from time to time.

6.12	Acquisitions

The Borrower shall not, and shall ensure that no other member of the Group shall invest in or acquire any entity or a business going concern or an undertaking (whether whole or substantially the whole of the assets or business), or any division or operating unit thereof, or any shares or securities of any entity or a business or undertaking (or in each case, any interest in any of them) (or agree to any of the foregoing), unless such acquisition is a Permitted Acquisition.

6.13	Indebtedness

The Borrower shall not, and shall ensure that no other member of the Group shall incur any Indebtedness, unless such Indebtedness is Permitted Indebtedness.

6.14	Guarantees

The Borrower shall not, and shall procure that no other member of the Group will issue or allow to remain outstanding any guarantees in respect of any liability or obligation of any person unless such guarantees are Permitted Guarantees.

6.15	Permitted Payments

The Borrower shall not, and shall procure that no other member of the Group shall, declare or distribute dividends, or make any payment in respect of any intercompany loan, or return or purchase shares unless such payments are Permitted Payments.

6.16	Intellectual Property Rights

The Borrower shall, and shall procure that each other member of the Group shall, (i) safeguard and maintain its rights with respect to the Intellectual Property Rights required for the implementation of the Project in accordance with this Contract, including complying with all material contractual provisions and that the implementation of the Project in accordance with this Contract will not result in the infringement of the rights of any person with regard to the Intellectual Property Rights and (ii) ensure that any Intellectual Property Rights required for the implementation of the Project will be owned by or licensed to the Borrower, and where such Intellectual Property Rights which are owned by a member of the Group are capable of registration, are registered to that member of the Group.

6.17	Maintenance of Status

The Borrower shall, and shall procure that each other member of the Group shall, remain duly incorporated and validly existing as a corporate entity with limited liability under the jurisdiction in which it is incorporated and that it and each other member of the Group will have no centre of main interests, permanent establishment or place of business outside the jurisdiction in which it is incorporated (or in the case of Curetis NV outside of the Netherlands and Germany or in the case of Curetis BeNeLux BV

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outside of the Netherlands, Belgium and Luxembourg), and that it and each other member of the Group will continue to have the power to carry on its business as it is now being conducted and continue to own its property and other assets.

6.18	Eligibility Prerequisites

The Borrower shall, and shall procure that each other member of the Group shall, satisfy the eligibility prerequisites, as amended from time to time, that are required to be satisfied in order to obtain finance under the joint initiative between the Bank and the European Commission as set out in Recital (7).

6.19	Illicit origin

The Borrower shall, and shall procure that each other member of the Group shall, promptly inform the Bank if at any time it becomes aware of any funds that are invested in the Project by the Borrower or by any other member of the Group that are of illicit origin, including products of money laundering or linked to the financing of terrorism.

6.20	Visibility

The operation benefits from a guarantee under EFSI and the Borrower agrees to cooperate with the Bank to ensure that any press releases or publications made by the Borrower regarding the financing and the Project include an appropriate acknowledgement of the financial support provided by EIB with the backing of the European Union through EFSI.

6.21	Loans

The Borrower shall not, and shall ensure that no other member of the Group will, be a creditor in respect of any Indebtedness, save for any Permitted Loans.

6.22	General Representations and Warranties

The Borrower represents and warrants to the Bank that:

(a)	it is duly incorporated and validly existing as a company with limited liability under the laws of Germany and it has power to carry on its business as it is now being conducted and to own its property and other assets;
(b)	Curetis NV is duly incorporated and validly existing as a company with limited liability under the laws of the Netherlands and it has power to carry on its business as it is now being conducted and to own its property and other assets;
(c)	it has the power to execute, deliver and perform its obligations under this Contract and all necessary corporate, shareholder and other action has been taken to authorise the execution, delivery and performance of the same by it;
(d)	this Contract constitutes its legally valid, binding and enforceable obligations;
(e)	the execution and delivery of, the performance of its obligations under and compliance with the provisions of this Contract do not and will not:
(i)	contravene or conflict with any applicable law, statute, rule or regulation, or any judgement, decree or permit to which it is subject;

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(ii)	contravene or conflict with any agreement or other instrument binding upon it which might reasonably be expected to have a material adverse effect on its ability to perform its obligations under this Contract;
(iii)	contravene or conflict with any provision of its constitutional documents;
(f)	the latest available consolidated audited accounts of the Group and the latest available unaudited accounts of the Borrower, Curetis NV and any Guarantor have been prepared on a basis consistent with previous years and have been approved by its auditors as representing a true and fair view of the results of its operations for that year and accurately disclose or reserve against all the liabilities (actual or contingent) of the Borrower;
(g)	there has been no Material Adverse Change since 21 October 2016;
(h)	no event or circumstance which constitutes an Event of Default has occurred and is continuing unremedied or unwaived;
(i)	no litigation, arbitration, administrative proceedings or investigation is current or to its knowledge is threatened or pending before any court, arbitral body or agency which has resulted or if adversely determined is reasonably likely to result in a Material Adverse Change, nor is there subsisting against it or any of its Subsidiaries any unsatisfied judgement or award;
(j)	it has obtained all necessary Authorisations in connection with this Contract and in order to lawfully comply with its obligations hereunder, and the Project and all such Authorisations are in full force and effect and admissible in evidence;
(k)	its payment obligations under this Contract rank not less than pari passu in right of payment with all other present and future unsecured and unsubordinated obligations under any of its debt instruments except for obligations mandatorily preferred by law applying to companies generally;
(l)	it is in compliance with Article 6.05(e) and to the best of its knowledge and belief (having made due and careful enquiry) no Environmental Claim has been commenced or is threatened against it not previously disclosed to the Bank;
(m)	no financial covenants have been concluded with any other creditor of the Borrower (excluding financial covenants which are contained within financing agreements permitted under paragraphs (c) or (f) of Permitted Indebtedness, the transactions under paragraph (e) of Permitted Indebtedness that are FX hedging transactions, and the Yorkville Facility) which are more restrictive than the ones contained in this Contract;
(n)	the Group structure chart is true, complete and accurate in all material respects and represents the complete corporate structure of the Group as at the date of this Contract;
(o)	the Borrower is not required to make any deduction for or on account of any Tax from any payment it may make under this Contract;

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(p)	to the best of its knowledge, no funds invested in the Project by the Borrower or by its controlling entities or by another member of the Group are of illicit origin, including products of money laundering or linked to the financing of terrorism. The Borrower shall promptly inform the Bank if at any time it becomes aware of the illicit origin of any such funds;
(q)	all Tax returns required to have been filed by it or on its behalf under any applicable law have been filed when due and contain the information required by applicable law to be contained in them;
(r)	it has paid when due all Taxes payable by it under applicable law except to the extent that it is contesting payment in good faith and by appropriate means;
(s)	with respect to Taxes which have not fallen due or which it is contesting, it is maintaining reserves adequate for their payment and in accordance, where applicable, with GAAP;
(t)	the Accounting Reference Date of the Borrower is 31 December;
(u)	under the laws of Germany it is not necessary that this Contract be filed, recorded or enrolled with any court or other authority in Germany or that any stamp, registration or similar tax be paid on or in relation to this Contract, or the transactions contemplated by this Contract;
(v)	any factual information provided by the Borrower and any member of the Group for the purposes of entering into this Contract and any related documentation was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated;
(w)	the Borrower has no Indebtedness outstanding other than Permitted Indebtedness;
(x)	neither it, nor any of its assets, is entitled to immunity from suit, execution, attachment or other legal process;
(y)	it has done, or will have done by the appropriate time for the Project to be implemented in accordance with this Contract, all that is reasonably required to obtain, safeguard and maintain its rights with respect to the Intellectual Property Rights required for the implementation of the Project in accordance with this Contract including complying with all contractual provisions;
(z)	to the best of its knowledge and belief, having made reasonable enquiry, the implementation of the Project in accordance with this Contract, will not result in the infringement of the rights of any person with regard to the Intellectual Property Rights;
(aa)	the pension schemes for the time being operated by the Borrower (if any) are funded in accordance with their rules and to the extent required by law or otherwise comply with the requirements of any law applicable in the jurisdiction in which the relevant pension scheme is maintained;
(bb)	it is in compliance with all applicable European Union and German legislation, including any applicable anti-corruption legislation;

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(cc)	other than as set out in the Group structure chart, the Borrower owns no other equity and/or shares in any other business entity;
(dd)	it has acquainted itself with this Contract and determined that it is in its best commercial interest and consistent with its purpose of operations to enter into this Contract;
(ee)	no member of the Group is dormant, other than Curetis UK, Curetis Schweiz GmbH and Curetis BeNeLux BV;
(ff)	it is in compliance with all undertakings under this Contract;
(gg)	it is not engaged in any Illegal Activities and to the best of its knowledge no Illegal Activities have occurred in connection with the Project; and
(hh)	the Revised Group Structure Chart is true, complete and accurate in all material respects and represents the complete corporate structure of the Group as at the Effective Date.

The Repeating Representations are deemed repeated on each Disbursement Request, Disbursement Date and on each Payment Date by reference to the facts and circumstances then existing.

ARTICLE 7

Security

The undertakings in this Article 7 remain in force from the date of this Contract for so long as any amount is outstanding under this Contract or the Credit is in force.

7.01	Guarantee

The obligations of the Bank under this Contract are conditional upon the prior execution and delivery to the Bank of each Guarantee Agreement in form and substance satisfactory to it and of a legal opinion, addressed to the Bank in form and substance satisfactory to the Bank, on the valid existence of the relevant Guarantor, the authority and capacity of the relevant Guarantor to enter into the relevant Guarantee Agreement and on the due execution and choice of law of the Guarantee Agreement. The Borrower hereby acknowledges and consents to the terms of each Guarantee Agreement.

7.02	Negative pledge
(a)	The Borrower shall not (and the Borrower shall ensure that no other member of the Group will) create or permit to subsist any Security over any of its assets.

For the purposes of this Article 7.02, the term Security shall also include any arrangement or transaction on assets or receivables or money (such as the sale, transfer or other disposal of assets on terms whereby they are or may be leased to or re-acquired by the Borrower or any other member of the Group, the sale, transfer or otherwise dispose of any receivables on recourse terms or any arrangement under which money or the benefit of a bank account or other account may be applied or set-off or any preferential arrangement having a similar effect) in circumstances where the arrangement or transaction is entered

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into primarily as a method of raising credit or of financing the acquisition of an asset.

(b)	Paragraph (a) above does not apply to any Security, listed below:
(i)	any netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;
(ii)	any payment or close out netting or set-off arrangement pursuant to any hedging transaction entered into by a member of the Group for the purpose of:
(A)	hedging any risk to which any member of the Group is exposed in its ordinary course of trading; or
(B)	its interest rate or currency management operations which are carried out in the ordinary course of business and for non-speculative purposes only,

excluding, in each case, any Security under a credit support arrangement in relation to a hedging transaction;

(iii)	any lien arising by operation of law and in the ordinary course of trading;
(iv)	any Security over or affecting any asset acquired by a member of the Group after the date of this Contract if:
(A)	the Security was not created in contemplation of the acquisition of that asset by a member of the Group;
(B)	the principal amount secured has not been increased in contemplation of or since the acquisition of that asset by a member of the Group; and
(C)	the Security is removed or discharged within three (3) months of the date of acquisition of such asset;
(v)	any Security over or affecting any asset of any company which becomes a member of the Group after the date of this Contract, where the Security is created prior to the date on which that company becomes a member of the Group, if:
(A)	the Security was not created in contemplation of the acquisition of that company;
(B)	the principal amount secured has not increased in contemplation of or since the acquisition of that company; and
(C)	the Security is removed or discharged within three (3) months of that company becoming a member of the Group;
(vi)	any Security entered into pursuant to this Contract;

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(vii)	any Security arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a member of the Group in the ordinary course of trading and on the supplier’s standard or usual terms and not arising as a result of any default or omission by any member of the Group; or
(viii)	any Security listed in Schedule E (Existing Security) except to the extent the principal amount secured by that Security exceeds the amount stated in that Schedule.
7.03	Pari passu ranking

The Borrower shall ensure that its payment obligations under this Contract rank, and will rank, not less than pari passu in right of payment with all other present and future unsecured and unsubordinated obligations under any of its debt instruments except for obligations mandatorily preferred by law applying to companies generally.

7.04	Clauses by inclusion

If the Borrower or any other member of the Group concludes with any other financial creditor a financing agreement (excluding any facility which is permitted under paragraphs (c) or (f) of Permitted Indebtedness and the transactions under paragraph (e) of Permitted Indebtedness that are FX hedging transactions) that includes a loss-of-rating clause or a covenant or other provision regarding its financial ratios, if applicable, that is not provided for in this Contract or is more favourable to the relevant financial creditor than any equivalent provision of this Contract is to the Bank, the Borrower shall promptly inform the Bank and shall provide a copy of the more favourable provision to the Bank. The Bank may request that the Borrower promptly executes an agreement to amend this Contract so as to provide for an equivalent provision in favour of the Bank.

ARTICLE 8

Information and Visits

8.01	Information concerning the Project

The Borrower shall:

(a)	deliver to the Bank:
(i)	the information in content and in form, and at the times, specified in Schedule A.2 or otherwise as agreed from time to time by the parties to this Contract;
(ii)	any such information or further document concerning the Project as the Bank may require to comply with its obligations under the EFSI Regulation;
(iii)	any such information or further document concerning the financing, procurement, implementation, operation and environmental matters of

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or for the Project as the Bank may reasonably require within a reasonable time; and

(iv)	any such other information delivered to any Accountant in relation to any valuation in accordance with IPEV Valuation Standards,

provided always that if such information or document is not delivered to the Bank on time, and the Borrower does not rectify the omission within a reasonable time set by the Bank in writing, the Bank may remedy the deficiency, to the extent feasible, by employing its own staff or a consultant or any other third party, at the Borrower’s expense and the Borrower shall provide such persons with all assistance necessary for the purpose;

(b)	submit for the approval of the Bank without delay any material change to the Project, also taking into account the disclosures made to the Bank in connection with the Project prior to the signing of this Contract, in respect of, inter alia, the price, design, plans, timetable or to the expenditure programme or financing plan for the Project;
(c)	promptly inform the Bank of:
(i)	any action or protest initiated or any objection raised by any third party or any genuine complaint received by the Borrower or any Environmental Claim that is to its knowledge commenced, pending or threatened against it with regard to environmental or other matters affecting the Project; and
(ii)	any fact or event known to the Borrower, which may substantially prejudice or affect the conditions of execution or operation of the Project;
(iii)	a genuine allegation, complaint or information with regard to Illegal Activities related to the Loan and/or Project;
(iv)	any non-compliance by it with any applicable Environmental Law; and
(v)	any suspension, revocation or modification of any Environmental Approval, and set out the action to be taken with respect to such matters;
(d)	provide to the Bank, if so requested:
(i)	a certificate of its insurers showing fulfilment of the requirements of Article 6.05(c);
(ii)	annually, a list of policies in force covering the insured property forming part of the Project, together with confirmation of payment of the current premiums.

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8.02	Information concerning the Borrower

The Borrower shall:

(a)	deliver to the Bank:
(i)	as soon as they become available but in any event within 180 days after the end of each of its financial years the Group’s audited consolidated annual report, balance sheet, profit and loss account and auditors report for that financial year, and the unconsolidated annual report, balance sheet, profit and loss account of the Borrower, together with a Compliance Certificate as set out in Schedule D.2 signed by two directors;
(ii)	as soon as they become publicly available but in any event within 120 days after the end of each of the relevant accounting periods the Group’s consolidated and Borrower’s unconsolidated semi-annual or quarterly reports, balance sheet and profit and loss account for the first half-year or each of the first three quarters of each of its financial years together with a Compliance Certificate as set out in Schedule D.2 signed by two directors;
(iii)	on each Accounting Reference Date and on each date falling six months after an Accounting Reference Date updates in form and substance satisfactory to the Bank on (1) all regulatory approvals relating to the Unyvero platform and cartridges; (2) placements of the Unyvero platform; and (3) financial performance of the Group compared to the budget; and
(iv)	from time to time, such further information on its general financial situation as the Bank may reasonably require or such certificates of compliance with the undertakings of Article 6 as the Bank may reasonably deem necessary;

and

(b)	inform the Bank immediately of:
(i)	any material alteration to its constitutional documents or shareholding structure and of any change of ownership of 5% or more of its shares after the date of this Contract;
(ii)	any fact which obliges it to prepay any financial indebtedness or any European Union funding;
(iii)	any event or decision that constitutes or may result in a Prepayment Event;
(iv)	any intention on its part to grant any security over any of its assets in favour of a third party except for those cases not prohibited by this Contract;

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(v)	any intention on its part to relinquish ownership of any material component of the Project;
(vi)	any fact or event that is reasonably likely to prevent the substantial fulfilment of any obligation of the Borrower under this Contract;
(vii)	any event listed in Article 10.01 having occurred or being threatened or anticipated;
(viii)	any investigations concerning the integrity of the members of the Borrower’s Managing Directors, other administrative body or managers;
(ix)	to the extent permitted by law, any material litigation, arbitration, administrative proceedings or investigation carried out by a court, administration or similar public authority, which, to the best of its knowledge and belief, is current, imminent or pending against the Borrower or its controlling entities or members of the Borrower’s management bodies in connection with Illegal Activities related to the Loan and/or the Project;
(x)	any measure taken by the Borrower pursuant to Article 6.05(f) of this Contract;
(xi)	any litigation, arbitration or administrative proceedings or investigation which is current, threatened or pending and which if adversely determined is reasonably likely to result in a Material Adverse Change; or
(xii)	any Change in the Beneficial Ownership of the Borrower.
8.03	Visits by the Bank

The Borrower shall allow the Bank and, when either required by the relevant mandatory provisions of European Union law or pursuant to the EFSI Regulation, the competent European Union institutions including the European Court of Auditors, the European Commission, the European Anti-Fraud Office, as well as persons designated by the foregoing to:

(a)	visit the sites, installations and works comprising the Project;
(b)	interview representatives of the Borrower, any other member of the Group and/or any Guarantor, and not obstruct contacts with any other person involved in or affected by the Project; and
(c)	conduct such on the spot audits and checks as they may wish and review the Borrower’s, any other member of the Group and/or each Guarantor’s books and records in relation to the execution of the Project and to be able to take copies of related documents to the extent permitted by the law.

The Borrower shall provide the Bank, or ensure that the Bank is provided, with all necessary assistance for the purposes described in this Article 8.03.

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In the case of a genuine allegation, complaint or information with regard to Illegal Activities related to the Loan and/or the Project, the Borrower shall consult with the Bank in good faith regarding appropriate actions. In particular, if it is proven that a third party committed Illegal Activities in connection with the Loan and/or the Project with the result that the Loan or the EFSI financing were misapplied, the Bank may, without prejudice to the other provisions of this Contract, inform the Borrower if, in its view, the Borrower should take appropriate recovery measures against such third party. In any such case, the Borrower shall in good faith consider the Bank’s views and keep the Bank informed.

8.04	Disclosure and publication

The Borrower acknowledges and agrees that the Bank may:

(i) be obliged to communicate information relating to the Borrower and the Project to any competent institution or body of the European Union in accordance with the relevant mandatory provisions of European Union law or pursuant to the EFSI Regulation; and

(ii) publish on its website or produce press releases containing information related to the financing provided pursuant to this Contract with support of the EFSI, including the name, address and country of establishment of the Borrower, the purpose of the financing and the type and amount of financial support received under this Contract.

8.05	Information required by an Accountant

The Borrower shall promptly provide any Accountant with any information and assistance it requires for the purposes of calculating the Market Capitalisation.

ARTICLE 9

Charges and expenses

9.01	Taxes, duties and fees

The Borrower shall pay all Taxes, duties, fees and other impositions of whatsoever nature, including stamp duty and registration fees, arising out of the execution or implementation of this Contract or any related document and in the creation, perfection, registration or enforcement of any security for the Loan to the extent applicable.

The Borrower shall pay all principal, interest, indemnities and other amounts due under this Contract gross without deduction of any national or local impositions whatsoever; provided that, if the Borrower is obliged to make any such deduction, it will gross up the payment to the Bank so that after deduction, the net amount received by the Bank is equivalent to the sum due.

9.02	Other charges

The Borrower shall bear all reasonable and documented charges and expenses, including professional, banking or exchange charges incurred in connection with the preparation, execution, implementation, enforcement and termination of any Finance Document or any related document, any amendment, supplement or waiver in respect of any Finance Document or any related document, and in the amendment, creation, management, enforcement and realisation of any Guarantee and/or any security for the

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Loan. All legal fees incurred by the Bank in connection with the preparation, execution, implementation of this Finance Contract are capped up to an amount referred in the letter dated 17 June 2016 signed by the Borrower and the Bank.

9.03	Increased costs, indemnity and set-off
(a)	The Borrower shall pay to the Bank any documented sums or expenses incurred or suffered by the Bank as a consequence of the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or compliance with any law or regulation made after the date of signature of this Contract, in accordance with or as a result of which (i) the Bank is obliged to incur additional costs in order to fund or perform its obligations under this Contract, or (ii) any amount owed to the Bank under this Contract or the financial income resulting from the granting of the Credit or the Loan by the Bank to the Borrower is reduced or eliminated.
(b)	Without prejudice to any other rights of the Bank under this Contract or under any applicable law, the Borrower shall indemnify and hold the Bank harmless from and against any loss incurred as a result of any payment or partial discharge that takes place in a manner other than as expressly set out in this Contract.
(c)	The Bank may set off any matured obligation due from the Borrower under this Contract (to the extent beneficially owned by the Bank) against any obligation (whether or not matured) owed by the Bank to the Borrower regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Bank may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. If either obligation is unliquidated or unascertained, the Bank may set off in an amount estimated by it in good faith to be the amount of that obligation.
9.04	Accountant fees

The Borrower shall, within ten Business Days of demand, pay to any Accountant (or to the Bank for the account of such Accountant) the amount of all costs and expenses (including legal and other fees) incurred by that Accountant in connection with the valuation of the Borrower pursuant to Article 3.05.

ARTICLE 10

Events of Default

10.01	Right to demand repayment

The Borrower shall repay all or part of the Loan (as requested by the Bank) forthwith, together with accrued interest (including any Deferred Interest) and all other accrued or outstanding amounts under this Contract, upon written demand being made by the Bank in accordance with the following provisions.

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10.01A	Immediate demand

The Bank may make such demand immediately:

(a)	if any Obligor does not pay on the due date any amount payable pursuant to any Finance Document at the place and in the currency in which it is expressed to be payable, unless (i) its failure to pay is caused by an administrative or technical error or a Disruption Event and (ii) payment is made within three (3) Business Days of its due date;
(b)	if any information or document given to the Bank by or on behalf of any Obligor or any member of the Group or any representation, warranty or statement made or deemed to be made by any Obligor or any member of the Group in or pursuant to any Finance Document is or proves to have been incorrect, incomplete or misleading in any material respect;
(c)	if, following any default of any Obligor or any other member of the Group in relation to any loan, or any obligation arising out of any financial transaction, other than the Loan,
(i)	any Obligor or any other member of the Group is required or is capable of being required or will, following expiry of any applicable contractual grace period, be required or be capable of being required to prepay, discharge, close out or terminate ahead of maturity such other loan or obligation; or
(ii)	any financial commitment for such other loan or obligation is cancelled or suspended;
(d)	if any Obligor or any member of the Group is unable to pay its debts as they fall due, or suspends its debts, or makes or seeks to make a composition with its creditors;
(e)	if any corporate action, legal proceedings or other procedure or step is taken in relation to the suspension of payments, a moratorium of any indebtedness, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) or an order is made or an effective resolution is passed for the winding up of any Obligor or any member of the Group, or if any Obligor or any member of the Group takes steps towards a substantial reduction in its capital, is declared insolvent or ceases or resolves to cease to carry on the whole or any substantial part of its business or activities;
(f)	if an encumbrancer takes possession of, or a receiver, liquidator, administrator, administrative receiver or similar officer is appointed, whether by a court of competent jurisdiction or by any competent administrative authority or by any person, of or over, any part of the business or assets of any Obligor or any member of the Group or any property forming part of the Project;
(g)	if any Obligor or any member of the Group defaults in the performance of any obligation in respect of any other loan granted by the Bank or financial instrument entered into with the Bank;

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(h)	if any Obligor or any member of the Group defaults in the performance of any obligation in respect of any other loan made to it from the resources of the Bank or the European Union;
(i)	if any distress, execution, sequestration or other process is levied or enforced upon the property of any Obligor or any property forming part of the Project and is not discharged or stayed within 14 (fourteen) days; if a Material Adverse Change occurs, as compared with an Obligor’s condition at the date of this Contract; or
(j)	if it is or becomes unlawful for any Obligor to perform any of its obligations under any Finance Document or any Finance Document is not effective in accordance with its terms or is alleged by any Obligor to be ineffective in accordance with its terms.
10.01B	Demand after notice to remedy

The Bank may also make such demand:

(a)	if the Borrower fails to comply with any obligation under this Contract not being an obligation mentioned in Article 10.01A or a Guarantor fails to comply with any obligation under a Guarantee; or
(b)	if any fact related to any Obligor or the Project stated in the Recitals materially alters and is not materially restored and if the alteration either materially prejudices the interests of the Bank as lender to the Borrower or adversely affects the implementation or operation of the Project, unless the non-compliance or circumstance giving rise to the non-compliance is capable of remedy and is remedied within a reasonable period of time specified in a notice served by the Bank on any Obligor.

10.02	Other rights at law

Article 10.01 shall not restrict any other right of the Bank at law to require prepayment of the Loan.

10.03	Indemnity
10.03A	Tranches

In case of demand under Article 10.01 in respect of any Tranche, the Borrower shall pay to the Bank the amount demanded together with a sum equal to the present value of 0.15% (fifteen basis points) per annum calculated and accruing on the amount of principal due to be prepaid in the same manner as interest would have been calculated and would have accrued, if that amount had remained outstanding according to the original amortisation schedule of that Tranche, until the Maturity Date of that Tranche.

The value shall be calculated at a discount rate equal to the Redeployment Rate applied as of each relevant Payment Date.

10.03B	General

Amounts due by the Borrower pursuant to this Article 10.03 shall be payable on the date of prepayment specified in the Bank’s demand.

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10.04	Non-Waiver

No failure or delay or single or partial exercise by the Bank in exercising any of its rights or remedies under this Contract shall be construed as a waiver of such right or remedy. The rights and remedies provided in this Contract are cumulative and not exclusive of any rights or remedies provided by law.

ARTICLE 11

Law and jurisdiction, miscellaneous

11.01	Governing Law

This Contract and any non-contractual obligations arising out of or in connection with it shall be governed by the laws of England and Wales.

11.02	Jurisdiction
(a)	The courts of England and Wales have exclusive jurisdiction to settle any dispute (a “Dispute”) arising out of or in connection with this Contract (including a dispute regarding the existence, validity or termination of this Contract or the consequences of its nullity) or any non-contractual obligation arising out of or in connection with this Contract.
(b)	The parties agree that the courts of England and Wales are the most appropriate and convenient courts to settle Disputes between them and, accordingly, that they will not argue to the contrary.
(c)	This Article 11.02 is for the benefit of the Bank only. As a result and notwithstanding Article 11.02(a), it does not prevent the Bank from taking proceedings relating to a dispute (including a dispute relating to the existence, validity or termination hereof or any non-contractual obligation arising out of or in connection with this Contract) in any other courts with jurisdiction. To the extent allowed by law, the Bank may take concurrent proceedings in any number of jurisdictions.
11.03	Agent of Service

Without prejudice to any other mode of service allowed under any relevant law, the Borrower hereby irrevocably appoints Buzzacott LLP of 130 Wood Street, London, EC2V 6DL, United Kingdom as its agent of service for the purposes of accepting service on its behalf of any writ, notice, order, judgement or other legal process. The Borrower agrees that failure by a process agent to notify it of the process will not invalidate the proceedings concerned.

The Bank hereby appoints The Securities Management Trust Limited of 8 Lothbury, London EC2 7HH, United Kingdom to be its agent for the purpose of accepting service of legal process.

11.04	Place of performance

Unless otherwise specifically agreed by the Bank in writing, the place of performance under this Contract, shall be the seat of the Bank.

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11.05	Evidence of sums due

In any legal action arising out of this Contract the certificate of the Bank as to any amount or rate due to the Bank under this Contract shall, in the absence of manifest error, be prima facie evidence of such amount or rate.

11.06	Third party rights

A person who is not a party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Contract.

11.07	Entire Agreement

This Contract constitutes the entire agreement between the Bank and the Borrower in relation to the provision of the Credit hereunder, and supersedes any previous agreement, whether express or implied, on the same matter.

11.08	Invalidity

If at any time any term of this Contract is or becomes illegal, invalid or unenforceable in any respect, or this Contract is or becomes ineffective in any respect, under the laws of any jurisdiction, such illegality, invalidity, unenforceability or ineffectiveness shall not affect:

(a)	the legality, validity or enforceability in that jurisdiction of any other term of this Contract or the effectiveness in any other respect of this Contract in that jurisdiction; or
(b)	the legality, validity or enforceability in other jurisdictions of that or any other term of this Contract or the effectiveness of this Contract under the laws of such other jurisdictions.
11.09	Amendments

Any amendment to this Contract shall be made in writing and shall be signed by the parties hereto.

11.10	Counterparts

This Contract may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. Each counterpart is an original, but all counterparts shall together constitute one and the same instrument.

ARTICLE 12

Final clauses

12.01	Notices to either party

Notices and other communications given under this Contract addressed to either party to this Contract shall be made to the address or facsimile number as set out below, or

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to such other address or facsimile number as a party previously notifies to the other in writing:

For the Bank	Attention: TMR 100 boulevard Konrad Adenauer L-2950 Luxembourg Email: Facsimile no:

For Curetis GmbH	Attention: Managing Directors and cc to Corporate Legal Max-Eyth-Strasse 42 71088 Holzgerlingen, Germany Facsimile no.:

12.02	Form of notice

Any notice or other communication given under this Contract must be in writing. Notices and other communications, for which fixed periods are laid down in this Contract or which themselves fix periods binding on the addressee, may be made by hand delivery, registered letter or facsimile. Such notices and communications shall be deemed to have been received by the other party on the date of delivery in relation to a hand-delivered or registered letter or on receipt of transmission in relation to a facsimile.

Other notices and communications may be made by hand delivery, registered letter or facsimile or, to the extent agreed by the parties by written agreement, by email or other electronic communication.

Without affecting the validity of any notice delivered by facsimile according to the paragraphs above, a copy of each notice delivered by facsimile shall also be sent by letter to the relevant party on the next following Business Day at the latest.

Notices issued by the Borrower pursuant to any provision of this Contract shall, where required by the Bank, be delivered to the Bank together with satisfactory evidence of the authority of the person or persons authorised to sign such notice on behalf of the Borrower and the authenticated specimen signature of such person or persons.

12.03	Recitals and Schedules

The Recitals and following Schedules form part of this Contract:

Schedule A Project Specification and Reporting

Schedule B Definition of EURIBOR

Schedule C Forms for Borrower

Schedule D Conditions Precedent and Certificates of the Borrower

Schedule E Existing Security

Schedule	F PPI Examples
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IN WITNESS WHEREOF the parties hereto have caused this Contract to be executed in four originals in the English language.

At Luxembourg, this 12 December 2016

{*intentionally blank*}

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Schedule A

Project Specification and Reporting
A.1 Technical Description (Article 6.02)
A.2 Information Duties under Article 8.01(a)

A.1. TECHNICAL DESCRIPTION

Purpose, Location

The project would support the development of novel test panels, e.g. for intra-abdominal infections and sepsis host response as well as urinary tract infection, cardiology associated infection and extended respiratory panels, as well as future panels on platforms such as the Unyvero platform. In addition, the project would support the necessary clinical trials to obtain the relevant regulatory approvals for market authorization and reimbursement, and capex for manufacturing expansion.

The project will mostly be carried out in Germany and to a lesser extent within other EU countries and the US.

Description

Curetis’ project costs over a five year project period from 2016 to 2020 amounts to approximately EUR [***] million, whereof [***]% are current R&D expenditures and [***]% R&D related capital expenditures dedicated to expansion of in-house facilities.

Calendar

The project will be implemented in the period 2016-2020.

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A.2. PROJECT INFORMATION TO BE SENT TO THE BANK AND METHOD OF TRANSMISSION

1.       Dispatch of information: designation of the person responsible

The information below has to be sent to the Bank under the responsibility of:

	Financial Contact	Technical Contact
Company	Curetis	Curetis
Contact person	Heiko Schorr	Heiko Schorr
Title	Director Finance	Director Finance
Function / Department financial and technical	Finance Department	Finance Department
Address	Max-Eyth-Strasse 42, 71088 Holzgerlingen, Germany	Max-Eyth-Strasse 42, 71088 Holzgerlingen, Germany
Phone
Fax
Email	[***]	[***]

The above-mentioned contact persons are the responsible contacts for the time being. The Borrower shall inform the EIB immediately in case of any change.

2.       Information on specific subjects

The Borrower shall deliver to the Bank the following information at the latest by the deadline indicated below.

Document / information	Deadline
N/A

3.       Information on the project’s implementation

The Borrower shall deliver to the Bank the following information on project progress during implementation at the latest by the deadline indicated below.

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Document / information	Deadline	Frequency of reporting

Project Progress Report

-        A brief update on the Technical Description, explaining the reasons for significant changes vs. initial scope, if any;

-        Update on the date of completion of the project, explaining reasons for delays, if any;

-        Update on the cost of the project, explaining reasons for cost half-year variations vs. initial budgeted cost, if any;

-        A description of any major issue with impact on the signature environment including the social environment, if any; of

-        Update and comments on significant market developments finance and marketing measures for the different applications;

-        Significant issues or risks that have occurred and/or might affect the project’s implementation, if any;

-        Ongoing or foreseeable legal action concerning the project, if any.

6 weeks after the end of the half-year reporting, starting with the half-year following signature of finance contract	Semi-annual

Investment cost split:

Project related costs (in EURm)	2016	2017	2018	2019	2020	SUM
Personnel	[***]	[***]	[***]	[***]	[***]	[***]
Other R&D / Consumables	[***]	[***]	[***]	[***]	[***]	[***]
Contract R&D (incl FDA trials, Gyronimo, IP etc)	[***]	[***]	[***]	[***]	[***]	[***]
CapEx	[***]	[***]	[***]	[***]	[***]	[***]
SUM	[***]	[***]	[***]	[***]	[***]	[***]

4.       Information on the end of works and first year of operation

The Borrower shall deliver to the Bank the following information on project completion and initial operation at the latest by the deadline indicated below.

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Document / information	Date of delivery to the Bank

Project Completion Report, including:

-        A final Technical Description of the project as completed, explaining the reasons for significant changes compared to the Technical Description in A.1., if any;

-        The date of completion of the project, explaining reasons for delays, if any;

-        The final cost of the project, explaining reasons for cost variations vs. initial budgeted cost, if any;

-        Employment effects of the project: man-years required during implementation as well as permanent new jobs created;

-        Please describe the company’s project portfolio, with a focus on developments within the project period compared to plan, including status on: Intraabdominal infections, Sepsis, and the longer term development pipeline including additional application cartridges for UTI, CAI, XRP, GEAR Bio-IT and Gyronimo.

-        A description of any major issue with impact on the environment or social impacts;

-        Update on procurement procedures used;

-        Update on significant market developments and marketing measures for the marketed cartridges;

-        Any significant issue that has occurred and any significant risk that may affect the project’s operation;

-        Any legal action concerning the project that may be on-going.

30 June 2021

Language of reports	English

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Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. [***] indicates that information has been redacted.

Schedule B

Definition of EURIBOR

A.       EURIBOR

“EURIBOR” means:

(a)	in respect of a relevant period of less than one month, the Screen Rate (as defined below) for a term of one month;
(b)	in respect of a relevant period of one or more months for which a Screen Rate is available, the applicable Screen Rate for a term for the corresponding number of months; and
(c)	in respect of a relevant period of more than one month for which a Screen Rate is not available, the rate resulting from a linear interpolation by reference to two Screen Rates, one of which is applicable for a period next shorter and the other for a period next longer than the length of the relevant period,

(the period for which the rate is taken or from which the rates are interpolated being the “Representative Period”).

For the purposes of paragraphs (b) and (c) above, “available” means the rates, for given maturities, that are calculated and published by Global Rate Set Systems Ltd (GRSS), or such other service provider selected by the European Money Markets Institute (EMMI), under the sponsorship of EMMI and EURIBOR ACI, or any successor to that function of EMMI and EURIBOR ACI as determined by the Bank.

““Screen Rate” means the rate of interest for deposits in EUR for the relevant period as published at 11h00, Brussels time, or at a later time acceptable to the Bank on the day (the “Reset Date”) which falls 2 (two) Relevant Business Days prior to the first day of the relevant period, on Reuters page EURIBOR 01 or its successor page or, failing which, by any other means of publication chosen for this purpose by the Bank.

If such Screen Rate is not so published, the Bank shall request the principal euro-zone offices of four major banks in the euro-zone, selected by the Bank, to quote the rate at which EUR deposits in a comparable amount are offered by each of them as at approximately 11h00, Brussels time, on the Reset Date to prime banks in the euro-zone interbank market for a period equal to the Representative Period. If at least 2 (two) quotations are provided, the rate for that Reset Date will be the arithmetic mean of the quotations.

If fewer than 2 (two) quotations are provided as requested, the rate for that Reset Date will be the arithmetic mean of the rates quoted by major banks in the euro-zone, selected by the Bank, at approximately 11h00, Brussels time, on the day which falls 2 (two) Relevant Business Days after the Reset Date, for loans in EUR in a comparable amount to leading European Banks for a period equal to the Representative Period.

If no rate is available as provided above, EURIBOR shall be the rate (expressed as a percentage rate per annum) which is determined by the Bank to be the all-inclusive cost to the Bank for the funding of the relevant Tranche based upon the then applicable internally

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generated Bank reference rate or an alternative rate determination method reasonably determined by the Bank.

B.       GENERAL

For the purposes of the foregoing definitions:

(a)	All percentages resulting from any calculations referred to in this Schedule will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with halves being rounded up.
(b)	The Bank shall inform the Borrower without delay of the quotations received by the Bank.
(c)	If any of the foregoing provisions becomes inconsistent with provisions adopted under the aegis of EMMI and EURIBOR ACI (or any successor to that function of EMMI and EURIBOR ACI as determined by the Bank), the Bank may by notice to the Borrower amend the provision to bring it into line with such other provisions.

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Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. [***] indicates that information has been redacted.

Schedule C

Forms for Borrower[1]

Disbursement procedure

C.1 Form of Disbursement Request (Article 1.02B)

Disbursement Request

Germany – Curetis

Borrower’s account to be credited:

[1] To be provided on paper bearing the Borrower’s letterhead.

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Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. [***] indicates that information has been redacted.

Acc. N°: ………………………………………………………………………………………….

(please, provide IBAN format in case of disbursements in EUR)

Bank name, address: ……………………………………………………………………………..

Please transmit information relevant to:

Borrower’s authorised name(s) and signature(s):

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Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. [***] indicates that information has been redacted.

Schedule D

CONDITIONS PRECEDENT TO THE DISBURSEMENT OF THE CREDIT
AND CERTIFICATES TO BE PROVIDED BY THE BORROWER

D.1 Form of Certificate from Borrower (Article 1.04B)

To:	European Investment Bank
From:	Curetis GmbH
Date:

Subject: Finance Contract between European Investment Bank and Curetis GmbH dated
{***} 2016 (the “Finance Contract”)

FI number 86508 Serapis number 2016-0480

Dear Sirs,

Terms defined in the Finance Contract have the same meaning when used in this letter.

For the purposes of Article 1.04 of the Finance Contract we hereby certify to you as follows:

(a)	no Prepayment Event has occurred and is continuing unremedied;
(b)	no security of the type prohibited under Article 7.02 has been created or is in existence;
(c)	there has been no material change to any aspect of the Project or in respect of which we are obliged to report under Article 8.01, save as previously communicated by us;
(d)	no event or circumstance which constitutes or would with the passage of time or giving of notice under the Finance Contract constitute an Event of Default has occurred and is continuing unremedied or unwaived;
(e)	no litigation, arbitration administrative proceedings or investigation is current or to our knowledge is threatened or pending before any court, arbitral body or agency which has resulted or if adversely determined is reasonably likely to result in a Material Adverse Change, nor is there subsisting against us or any of our subsidiaries any unsatisfied judgement or award;
(f)	the representations and warranties to be made or repeated by us under Article 6.22 are true in all material respects; and
(g)	no Material Adverse Change has occurred, as compared with the situation at the date of the Finance Contract.

Yours faithfully,

For and on behalf of Curetis GmbH

Date:

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Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. [***] indicates that information has been redacted.

D.2 Form of Compliance Certificate

To: European Investment Bank

From: Curetis GmbH

Date:

Subject:	Finance Contract between European Investment Bank and Curetis GmbH dated {***} 2016 (the “Finance Contract”)

FI number 86508 Serapis number 2016-0480

Dear Sirs,

We refer to the Finance Contract. This is a Compliance Certificate. Terms defined in the Finance Contract have the same meaning when used in this Compliance Certificate.

We hereby confirm:

(i)	{insert information regarding asset disposal};
(ii)	{no security of the type prohibited under Article 7.02 has been created or is in existence;}
(iii)	{no event or circumstance which constitutes or would with the passage of time or giving of notice under the Finance Contract constitute an Event of Default has occurred and is continuing unremedied or unwaived. {If this statement cannot be made, this certificate should identify any potential event of default that is continuing and the steps, if any, being taken to remedy it}}.

Yours faithfully,

For and on behalf of Curetis GmbH

{Managing Director}	{Managing Director}

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Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. [***] indicates that information has been redacted.

Schedule E

Existing Security

The Borrower also pledged another bank account for a bank guarantee with a value of EUR 36,115.62 per 30 September 2016. This bank guarantee is required to ensure that the trade credit insurance can issue a credit limit to the chamber of commerce so that the chamber of commerce in turn can issue CARNETS for the Borrower. That gives the Borrower the ability to make temporary Unyvero system placements for demo purposes in Switzerland without paying customs charges.

Furthermore the Borrower pledged two bank accounts to its landlords in Holzgerlingen and Bodelshausen as rent deposit, respectively. The value of these accounts per 30 September 2016 was EUR 27,855.62.

Curetis USA, Inc. has a blocked account with a value of USD 50,000.00 (currently) serving as security for credit cards issued for the benefit of Curetis USA, Inc.

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Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. [***] indicates that information has been redacted.

Schedule F

PPI Examples

The following worked examples have been provided to illustrate the calculation of the PPI. These examples has been provided for illustration purposes only:

1. PPI on a full repayment

PPI Tranche	EUR 5,000,000
PPI Rate	2.1%
PPI Demand Date Market Capitalisation	EUR 300,000,000
PPI Amount	(PPI Demand Date Market Capitalisation x PPI Rate) Namely: EUR300,000,000 x 0.021 = EUR6,300,000
PPI	(Amount of PPI Tranche Due Payment/ amount of the PPI Tranche) x PPI Amount Namely: (EUR5,000,000/ EUR5,000,000) x EUR6,300,000

2. PPI on a partial prepayment (PPI demanded before any further prepayments/repayment)

Amount of PPI Tranche Due Payment	EUR 2,000,000
PPI Tranche	EUR 5,000,000
PPI Rate	2.1%
PPI Demand Date Market Capitalisation	EUR 300,000,000
PPI Amount	(PPI Demand Date Market Capitalisation x PPI Rate) Namely: EUR300,000,000 x 0.021 = EUR6,300,000
PPI	(Amount of PPI Tranche Due Payment/ amount of the PPI Tranche) x PPI Amount
Namely: (EUR2,000,000/EUR5,000,000) x EUR6,300,000 = EUR2,520,000

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Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. [***] indicates that information has been redacted.

3.       PPI on a partial prepayment (PPI demanded after further prepayments/repayment)

Amount of first PPI Tranche Due Payment	EUR 2,000,000 (PPI previously demanded)
Amount of second PPI Tranche Due Payment	EUR 1,500,000 (PPI not previously demanded)
Amount of third PPI Tranche Due Payment	EUR 1,500,000 (PPI not previously demanded)
PPI Tranche	EUR 5,000,000
PPI Rate	2.1%
PPI Demand Date Market Capitalisation	EUR 500,000,000
PPI Amount	(PPI Demand Date Market Capitalisation x PPI Rate) Namely: EUR500,000,000 x 0.021 = EUR10,500,000
PPI	(Amount of PPI Tranche Due Payment/ amount of the PPI Tranche) x PPI Amount Namely: (EUR3,000,000/EUR5,000,000) x EUR10,500,000 = EUR6,300,000

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Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. [***] indicates that information has been redacted.